UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

ACHIEVE LIFE SCIENCES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ACHIEVE LIFE SCIENCES, INC.

22722 29th Drive SE, Suite 100 Bothell, WA 98021	1040 West Georgia, Suite 1030 Vancouver, BC, Canada V6E 4H1

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Achieve Life Sciences, Inc., a Delaware corporation, will be held on June 4, 2025, at 9:00 a.m. Pacific time. The Annual Meeting will be a virtual stockholder meeting and you will be able to participate in the 2025 Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/ACHV2025. You must enter the control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

The Annual Meeting will be held for the following purposes:

1.
To elect seven directors to serve until our next annual meeting of stockholders or until their successors are duly elected and qualified;
2.
To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
3.
To approve an amendment to our 2023 Non-Employee Director Equity Incentive Plan to increase the number of shares available for issuance thereunder, as described in Proposal Three; and
4.
To transact such other business as may properly come before the Annual Meeting.

Only stockholders of record at the close of business on April 15, 2025 are entitled to notice of, and to vote at, the Annual Meeting. For at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relating to the Annual Meeting, during ordinary business hours at our U.S. principal executive offices at 22722 29th Drive SE, Suite 100, Bothell, WA 98021.

By Order of the Board of Directors,

Richard Stewart
Chief Executive Officer

Bothell, Washington

April 28, 2025

Whether or not you plan to attend the Annual Meeting virtually, we encourage you to vote and submit your proxy by telephone, via the Internet or by mail. For additional instructions on attending virtually, voting by telephone or via the Internet, please refer to the proxy card. To vote and submit your proxy by mail, please complete, sign and date the enclosed proxy card and return it in the enclosed envelope. If you attend the Annual Meeting virtually, you may revoke your proxy and vote at the meeting. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 4, 2025

The Company’s Proxy Statement and Annual Report on Form 10-K for the year ended

December 31, 2024 are available at ir.achievelifesciences.com.

ACHIEVE LIFE SCIENCES, INC.

22722 29th Drive SE, Suite 100 Bothell, WA 98021	1040 West Georgia, Suite 1030 Vancouver, BC, Canada V6E 4H1

PROXY STATEMENT FOR

2025 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement, or Proxy Statement, is furnished in connection with the solicitation of proxies on behalf of the board of directors, or Board of Directors or Board, of Achieve Life Sciences, Inc., a Delaware corporation, or the Company or Achieve, for use at the Annual Meeting of Stockholders, or the Annual Meeting, to be held on June 4, 2025, at 9:00 a.m. Pacific time for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting.

We believe that a virtual stockholder meeting provides greater access to those who may want to attend, and therefore we have chosen that the Annual Meeting be held by virtual meeting. This approach also lowers costs and aligns with our broader sustainability goals. To be admitted virtually to the Annual Meeting at www.virtualshareholdermeeting.com/ACHV2025, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the Annual Meeting.

This Notice of the Annual Meeting, Proxy Statement, form of proxy and Annual Report on Form 10-K for the year ended December 31, 2024 will first be mailed on or about April 28, 2025 to all stockholders entitled to vote at the Annual Meeting.

Voting Rights

Only stockholders of record at the close of business on April 15, 2025, the record date, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting. At the close of business on April 15, 2025, we had 34,685,072 shares of common stock outstanding.

Each stockholder of record is entitled to one vote for each share of common stock held on the record date on all matters. Dissenters’ rights are not applicable to any of the matters being voted on.

Virtual Participation in the Annual Meeting

We will be hosting the Annual Meeting live via Internet webcast. A summary of the information you need to participate in the Annual Meeting online is provided below:

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Any stockholder may listen to the Annual Meeting and participate live via webcast at www.virtualshareholdermeeting.com/ACHV2025. The webcast will begin at 9:00 a.m. Pacific time on June 4, 2025.
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Stockholders may vote and submit questions during the Annual Meeting via live webcast.
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To enter the meeting, please have your control number which is available on your proxy card, voting instructions form or notice. If you do not have your control number, you will be able to listen to the meeting only, you will not be able to vote or submit questions during the meeting.
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Instructions on how to connect to and participate in the Annual Meeting via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/ACHV2025.

Board Recommendation

Our Board of Directors recommends that you vote:

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FOR each of the nominees for the Board of Directors, who are, Stuart Duty, Thomas B. King, Bridget Martell, Nancy R. Phelan, Kristen Slaoui, Thomas Sellig, and Richard Stewart;
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FOR the ratification of PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
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FOR the approval of an amendment to our 2023 Non-Employee Director Equity Incentive Plan to increase the number of shares available for issuance thereunder.

Our directors do not have any substantial interest in any matter to be acted upon except with respect to the nomination of such directors for election to our Board of Directors and to Proposal Three. None of our executive officers have any substantial interest in any matter to be acted upon.

Voting of Proxies

All shares represented by a valid proxy received prior to the Annual Meeting will be voted, and, if you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card with no further instructions and do not hold your shares beneficially through a broker, bank or other nominee, your shares will be voted FOR each of the nominees for the Board of Directors, FOR the ratification of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2025, FOR the approval of the amendment to our 2023 Non-Employee Director Equity Incentive Plan to increase the number of shares available thereunder, and in the discretion of the proxy holders with respect to any other matters that properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

How to Vote Your Shares

YOUR VOTE IS IMPORTANT. Your shares can be voted at the Annual Meeting only if you are represented by proxy, please take the time to vote your proxy.

Stockholders of record, or “registered stockholders,” can vote by proxy in the following three ways:

By Telephone:	Call the toll-free number indicated on the enclosed proxy card and follow the recorded instructions.

Via the Internet:	Go to the website indicated on the enclosed proxy card and follow the instructions provided.

By Mail:	Mark your vote, date, sign and return the enclosed proxy card in the postage-paid return envelope provided.

If your shares are held beneficially in “street” name through a nominee such as a financial institution, brokerage firm, or other holder of record, your vote is controlled by that institution, firm or holder. Your vote by proxy may also be cast by telephone or via the Internet, as well as by mail, if your financial institution or brokerage firm offers such voting alternatives. Please follow the specific instructions provided by your nominee on your voting instruction card.

Please note, that if your shares are held beneficially through a bank, broker or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from the record holder. Should you wish to attend the Annual Meeting virtually, you can join at www.virtualshareholdermeeting.com/ACHV2025.

Revocability of Proxies

You may revoke or change any previously delivered proxy (including a proxy sent to you by someone other than us) at any time before the Annual Meeting by:

•
delivering a written notice of revocation to our Secretary at our U.S. principal executive offices at 22722 29th Drive SE, Suite 100, Bothell, WA 98021;
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delivering a valid proxy bearing a later date or submitting a new later dated proxy; or
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attending the Annual Meeting and voting online, although attendance at the Annual Meeting will not, by itself, revoke a proxy.

If you hold shares in street name through a broker, bank or other nominee, you must contact that bank, broker or other nominee to revoke any prior voting instructions.

If you receive a proxy from someone other than us, see “Stockholder Nominations” below.

Quorum

The presence, virtually or by proxy, of at least a majority of the shares of common stock outstanding on the record date will constitute a quorum. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Votes Required to Approve Matters Presented at the Annual Meeting

Our directors are elected by a plurality of the votes properly cast at the Annual Meeting. Approval of Proposal Two and Proposal Three require a majority of the votes properly cast at the Annual Meeting.

Broker Non-Votes

For banks, brokers or other nominee accounts, they are entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. For “non-routine” matters, the beneficial owner of such shares is required to provide instructions to the bank, broker or other nominee in order for them to be entitled to vote the shares held for the beneficial owner. If you hold shares beneficially in street name and do not provide your broker or other agent with voting instructions, your shares may constitute “broker non-votes.” A “broker non-vote” occurs when shares held by a broker that are represented at the meeting are not voted with respect to a particular proposal because the broker has not received voting instructions from its client(s) with respect to such shares on how to vote and does not have or did not exercise discretionary authority to vote on the matter. Your broker, fiduciary or custodian will only be able to vote your shares with respect to proposals considered to be “routine.” Your broker, fiduciary or custodian is not entitled to vote your shares with respect to “non-routine” proposals, which we refer to as a “broker non-vote.” Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. If a stockholder does not return voting instructions to their broker on how to vote their shares of common stock, such broker may be prevented from voting, or may otherwise choose not to vote, such shares held by such broker, resulting in broker non-votes with respect to such shares. To make sure that your vote is counted, you should instruct your broker to vote your shares of common stock, following the procedures provided by your broker.

If you hold your shares in street name, it is critical that you cast your vote if you want it to count on all matters to be decided at the Annual Meeting.

Impact on the Vote of Broker Non-Votes, Abstentions and Withholding from Voting

Broker non-votes, abstentions and withholding from voting are counted for purposes of determining whether or not a quorum exists for the transaction of business at the Annual Meeting. However, broker non-votes, abstentions and withholding from voting, will not be treated as votes cast and, therefore, will have no effect on the outcome of Proposal One (election of our directors), Proposal Two (the ratification of the selection of PwC as our independent public accounting firm), and Proposal Three (approval of the amendment to our 2023 Non-Employee Director Equity Incentive Plan to increase the number of shares available for issuance thereunder).

Solicitation of Proxies

We will bear the cost of soliciting proxies, including preparing, assembling, printing and mailing this Proxy Statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, via the Internet or by personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to these individuals for such services.

Availability of Proxy Statement and Annual Report on Form 10-K

Our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are available at www.sec.gov and on our website at ir.achievelifesciences.com. We have provided to each stockholder of record as of April 15, 2025 a copy of our consolidated financial statements and related information, which are included in our Annual Report on Form 10-K for fiscal year ended December 31, 2024. We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for fiscal year ended December 31, 2024, including the consolidated financial statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to: Achieve Life Sciences, Inc., 22722 29th Drive SE, Suite 100, Bothell, WA 98021, Attention: Corporate Secretary.

BOARD OF DIRECTORS

General

Directors are elected at each annual stockholders meeting to hold office until the next annual meeting or until their successors are elected and have qualified. Currently, there are eight members of the Board of Directors and we are nominating seven members for re-election. The following table sets forth information with respect to the directors nominated for election at the annual stockholders meeting. The ages of such persons are shown as of April 15, 2025.

Name	Age	Position	Director Since
Stuart Duty	60	Director, Chairperson of the Audit Committee and Member of the Nominating and Governance Committee	2023
Thomas B. King	70	Director, Interim Executive Chairman	2023
Bridget Martell	59	Director, Chairperson of the Nominating and Governance Committee and Member of the Compensation Committee	2021
Nancy R. Phelan	56	Director, and Member of the Audit Committee and the Compensation Committee	2025
Thomas Sellig	58	Director, Chairperson of the Compensation Committee and Member of the Audit Committee	2023
Kristen Slaoui	54	Director and Member of the Compensation Committee and Nominating and Governance Committee	2025
Richard Stewart	66	Director, Chief Executive Officer	2017

The Board of Directors held a total of eleven meetings during fiscal year 2024. During fiscal year 2024, each of our directors attended at least 75% of the aggregate of: (i) the total number of meetings of the Board of Directors held during the period he or she was a director; and (ii) the total number of meetings held by all committees on which the director served during the period he or she was a member.

Although we do not have a formal policy regarding attendance by directors at annual meetings of stockholders, we encourage directors to attend and, historically, most have done so. All of our directors then in office were in attendance at the 2024 annual meeting.

Pursuant to our Corporate Governance Guidelines, the Board of Directors is required to hold at least four regularly scheduled meetings each year. At least one of these meetings must include budgeting and long-term strategic planning. Each director is expected to attend no fewer than 75% of the total of all meetings of the Board of Directors and meetings of the committees on which he or she serves.

Set forth below are the names of, and information concerning, our current directors.

Stuart Duty was a Senior Managing Director at Guggenheim Securities, LLC, a global investment and advisory financial services firm, from June 2012 to March 2023. Previously, he served as Managing Director, Co-Head, Healthcare Investment Banking at Piper Jaffray Companies, a global investment firm, from 2007 to 2012, as the Chief Operating Officer of Oracle Partners, L.P., a private healthcare focused investment fund, from 2002 to 2007, as Managing Director, Co-Head, Healthcare Investment Banking at Piper Jaffray, Inc., an global investment bank, from 1992 to 2002, as Managing Director, Healthcare Investment Banking at Montgomery Securities, an investment bank, from 1993 to 1999 and as the Director of Business Development at Curative Technologies, Inc., a biotherapeutics company, from 1992 to 1993. Mr. Duty has served on the board of directors of Eyepoint Pharmaceuticals, Inc., a publicly traded pharmaceutical company, since October 2023 and on the board of Milestone Pharmaceuticals, Inc. since July 2024. Mr. Duty holds a B.A. in Biochemistry from Occidental College and an M.B.A from Harvard Business School. The determination was made that Mr. Duty should serve on our Board of Directors due to his extensive experience in the banking and finance industry.

Thomas B. King has served as our Interim Executive Chairman since August 2024, and a member of the Board of Directors since March 2023. Effective upon the Annual Meeting, Mr. King will cease to serve as Interim Executive Chairman and will assume the position of an independent Chairman of the Board. Mr. King has over 30 years of executive leadership and board experience in the life sciences industry. Mr. King currently also serves on the board of directors of Kinaset Therapeutics, Inc. and Concentric Analgesics, Inc., both privately held biotechnology companies. Mr. King served on the board of directors of Satsuma Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, from September 2017 to June 2023, when it was acquired by Shin Nippon Biomedical Laboratories, Ltd. Mr. King served as a member of the board of directors of VIVUS, Inc., a publicly traded pharmaceutical company, from May 2017 to December 2020, and served as interim Chief Executive Officer from December 2017 to April 2018 and interim President from April 2018 to May 2018. Previously, Mr. King served as President, Chief Executive Officer and a member of the board of directors of Alexza Pharmaceuticals, Inc., a publicly traded pharmaceutical company, from June 2003 until it was acquired by Grupo Ferrer in August 2016. From October 2015 to August 2016, Mr. King also served as Chief Financial Officer and Chief Accounting Officer of Alexza Pharmaceuticals, Inc. From September 2002 to April 2003 Mr. King served as President, Chief Executive Officer and a member of the board of directors of Cognetix, Inc., a biopharmaceutical development-stage company. From January 1994 to February 2001, Mr. King held various senior executive positions at Anesta Corporation, a publicly traded specialty pharmaceutical company, including President and Chief Operating Officer from January 1995 to January 1997 and President and Chief Executive Officer from January 1997 to October 2000. Mr. King received a B.A. in chemistry from McPherson College and an M.B.A. from the University of Kansas Graduate School of Business. The determination was made that Mr. King should serve on our Board of Directors due to his extensive leadership experience in the pharmaceutical and biopharmaceutical industry, including experience with small and large development stage pharmaceutical companies, and his experience on the boards of directors of both public and private companies.

Bridget Martell, M.A., M.D., has been an Operating Partner at Two Bear Capital since 2024 and the Founder and Managing Partner of her consultancy practice, BAM Consultants, which she started in 2013. She previously served as President and Chief Executive Officer of the privately held biotechnology company Artizan Biosciences, Inc. from July 2021 until August of 2023. Prior to that, Dr. Martell was at Kura Oncology, Inc., a public, clinical-stage biopharmaceutical company, where she served in varied roles first as VP, Clinical Development, Acting Chief Medical Officer, and Senior Scientific Advisor from October 2017 until December 2021. She has served as the Acting Chief Medical Officer of a number of privately held early-stage biotechnology companies, including Nobias Therapeutics, Inc. from August 2020 to August 2021 and August 2023 to present, for Verseau Therapeutics, Inc. from October 2020 to September 2021, and most recently at Glycyx Therapeutics, Inc. starting in August 2023. Additionally, Dr. Martell served as Chief Medical Officer of RRD International, Inc., a privately held boutique Contract Research Organization from April 2018 to January 2020. From 2015 to 2017, Dr. Martell served as Senior Vice President, New Product Development and Chief Medical Officer at Juniper Pharmaceuticals, a publicly traded specialty pharmaceuticals company. Prior to that, Dr. Martell held leadership roles of increasing responsibility at Pfizer, Inc., a publicly traded biopharmaceutical company from 2005 to 2011. Dr. Martell currently serves as an independent director of Aligos Therapeutics, Inc. and Delcath Systems, Inc. each a publicly traded biotechnology company, and previously served as a director of POINT Biopharma Global, Inc, a cancer treatment biotechnology company, from June 2023 until its acquisition by Eili Lilly and Company, a pharmaceutical company, in December 2023 and Ayala Pharmaceuticals, Inc., acquired by Immunome, Inc. in February 2024. Dr. Martell holds a B.S. in microbiology from Cornell University, an M.A. in molecular immunology from Boston University and an M.D. from the Chicago Medical School. She completed her internship and residency in internal medicine and was an internal medicine chief resident and RWJ Faculty Clinical Scholar at Yale University. Dr. Martell is board certified in both internal and addiction medicine. Dr. Martell was a Teaching Attending and Clinical Associate Professor at Yale from 2005 to 2020 and has continued her engagement at Yale as an Entrepreneur in Residence at Yale Ventures since 2017. The determination was made that Dr. Martell should serve on the Board of Directors due to her diverse background of scientific, clinical and leadership experience in the clinical development, success of numerous marketed products across multiple therapeutic categories, leadership in her operational roles, and engagement with key industry and business stakeholders in the biopharmaceutical space.

Nancy R. Phelan has served as Senior Vice President & Head of Customer Engagement at Trinity Life Sciences, a life sciences consultancy. She has served as a member of the board of directors of Medexus Pharmaceuticals, a specialty pharmaceutical company, since September 2023, and a board member of FemmePharma Consumer Healthcare, a pharmaceutical company, since 2018. From May 2022 to May 2024, Ms. Phelan served as Senior Vice President of Indegene, a technology-led healthcare solutions provider. Prior to that, she held roles of increasing responsibility with Novartis AG, a multinational pharmaceutical company, including as Vice President, Business Transformation, Patient Engagement and Integrated Marketing Team Lead from April 2021 to May 2022 and Vice President, Patient and Specialty Services, Neuroscience from June 2002 to April 2021. She served as Chief Executive Officer and Secretary of Adhera Therapeutics, Inc., a clinical stage biopharmaceutical company, from April, 2019 to June 2020 and as a director from October 2018 to June 2020. Ms. Phelan received a B.A. with Honors from Franklin & Marshall College and completed coursework towards an M.B.A. from Villanova University. She also received certificates from Wharton Executive Education and the Harvard School of Public Health. The determination was made that Ms. Phelan should serve on our Board of Directors due to her executive leadership in biopharma and expertise in data-driven insights, digital innovation and digital-first marketing.

Thomas Sellig has served as the Chief Executive Officer of Adare Pharmaceuticals, Inc., a global technology-driven Contract Development and Manufacturing Organization since January 2022. From July 2019 to October 2021, Mr. Sellig served as Chief Executive Officer of LabConnect, Inc., a clinical trial laboratory services organization. Prior to LabConnect, Inc., Mr. Sellig was Chief Commercial Officer at PSKW, LLC (doing business as ConnectiveRx), a biopharmaceutical services company, from September 2018 to July 2019. From November 2014 to August 2017, Mr. Sellig was Senior Vice President of Global Sales at Patheon N.V., and continued to serve as Senior Vice President of Global Sales at Themo Fisher Scientific Inc. a life, scient and clinical research company, following its acquisition of Patheon N.V. in August 2017. Previously, he served as the Global Vice President of Sales and Client Services from 2011 to 2014, and as the Vice President of Strategic Partnering/ Alliance Management from 2007 to 2011 at Covance, the drug development business of Laboratory Corporation of America Holdings, a contract research organization. Early in his career, Mr. Sellig had a variety of sales and marketing leadership roles at Procter & Gamble Company, a multinational consumer goods company, Wyeth, LLC (formerly American Home Products), a pharmaceutical company, and Ascent Pediatrics, Inc., a drug development company. Mr. Sellig received his B.A. in Economics from Vanderbilt University and an M.B.A. from New York University. The determination was made that Mr. Sellig should serve on our Board of Directors due to his global extensive experience in the life sciences and pharmaceutical services industries.

Kristen Slaoui, Ph.D., has served as the Chief Corporate Development Officer at Galderma S.A., a global pharmaceutical company specializing in dermatological treatments and skin care products, since September 2020. From March 2019 to November 2022, she also served as a member of the board of directors of Villaris Therapeutics, Inc., a biopharmaceutical company focusing on developing novel antibody therapeutics for the treatment of vitiligo. Prior to this role, Dr. Slaoui spent 20 years at GlaxoSmithKline plc, a multinational pharmaceutical and biotechnology company where she held roles of increasing responsibility, including as Vice President & Head, Business Development – North America from March 2015 to March 2019, and Vice President & Head, of Business Development, Pharmaceuticals Commercial Portfolio from March 2019 to August 2020. Dr. Slaoui earned a B.S. in Biology and a B.A. in Classical Studies from Gettysburg College. She earned her Ph.D. in Physiology from The Johns Hopkins University Bloomberg School of Public Health and completed a post-doctoral fellowship in pharmacology at the University of Washington School of Medicine. The determination was made that Dr. Slaoui should serve on our Board of Directors due to her broad experience in corporate strategy and development.

Richard Stewart has served as our Chief Executive officer since August 2024, and served as our Executive Chairman from September 2020 to August 2024. Previously, Mr. Stewart served as Chief Executive Officer from the consummation of the merger between OncoGenex Pharmaceuticals, Inc. and Achieve in August 2017 to September 2020. Previously, Mr. Stewart was Chairman and a director of Achieve, from its founding in May 2015 to August 2017. Mr. Stewart is also a founder and has served as a director of Ricanto Limited, a pharmaceutical asset optimization company, since 2009. Mr. Stewart has been Chairman and Chief Executive Officer of Renown Pharma Limited, a central nervous system company focused on Parkinson’s disease, since 2016. Prior to Achieve, Mr. Stewart was Chairman and Chief Executive Officer of Huxley Pharmaceuticals, Inc., a single purpose central nervous system company, during 2009, prior to Huxley Pharmaceuticals, Inc.’s acquisition by BioMarin Pharmaceutical Inc., a biotechnology company. Mr. Stewart was Chief Executive Officer of Brabant Pharma Limited, a single purpose central nervous system company, from 2013 to 2014 prior to its acquisition by Zogenix Inc., a biopharmaceutical company. He was a co-founder and Chief Executive Officer of Amarin Corporation plc, a central nervous system company focused on Parkinson’s disease and Huntington’s disease, from 2000 to 2007. Mr. Stewart was a co-founder and Chief Financial Officer, and later Chief Business Officer, of SkyePharma plc, a drug delivery company specializing in controlled release formulations, and held such position from 1995 until 1998. Mr. Stewart holds a B.S. in Business Administration from the University of Bath. The determination was made that Mr. Stewart should serve on our Board of Directors due to his prior service on boards of directors, and extensive experience and innovations in the field of biotechnology. In addition, Mr. Stewart’s accomplishments provide our Board of Directors with in-depth product and field knowledge.

Each of the standing committees of our Board of Directors has diverse representation. In addition, on our Board of Directors there are two directors who hold medical doctorates, two directors who holds a doctorate in scientific fields and three directors who hold a master’s degree in business administration.

Director Independence

Our Board of Directors has determined that Mr. Duty, Dr. Martell, Ms. Phelan, Mr. Sellig and Dr. Slaoui, are “independent” under the applicable Securities and Exchange Commission, or the SEC, rules and the criteria established by Nasdaq. Our Board of Directors also determined that Mr. King will once again become “independent” under the applicable SEC rules and criteria established by Nasdaq following the cessation of his service as Interim Executive Chairman effective upon the Annual Meeting. In addition, our Board of Directors previously determined that Dr. Vaughn Himes, who served as a director until January 2025, was “independent” under the applicable SEC rules and the criteria established by Nasdaq while serving on our Board of Directors.

Relationships Among Directors, Executive Officers and Director Nominees

There are no family relationships among any of our directors, executive officers or director nominees.

Stockholder Communication with the Board of Directors

Stockholders who are interested in communicating directly with members of the Board of Directors, or the Board of Directors as a group, may do so by writing directly to the member(s) c/o Corporate Secretary, Achieve Life Sciences, Inc., 22722 29th Drive SE, Suite 100, Bothell, Washington 98021. The Secretary will promptly forward to the Board of Directors or the individually named directors all written communications received at the above address that the Secretary considers appropriate.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of the members of our Board of Directors, officers, and employees, and we expect our agents, representatives, consultants and contractors to conform to the standards of our Code of Business Conduct and Ethics. Our Code of Business Conduct and Ethics is posted on the “Investor Relations” section of our website, which is located at https://ir.achievelifesciences.com under “Governance Documents” in the “Governance” section of our website. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the address and location specified above.

Our Code of Business Conduct and Ethics requires our executive officers and directors to report any conflicts of interest with our interests to our Audit Committee and generally prohibits our executive officers and directors from conflicts of interest with our interests. Waivers of our Code of Business Conduct and Ethics with respect to an executive officer or director may only be granted by the Board of Directors or, if permitted by Nasdaq and any other applicable stock exchange’s rules, our Nominating and Governance Committee. We do not have a specific policy concerning approval of transactions with stockholders who own more than 5% of our outstanding shares.

Related-Party Transactions Policy and Procedure

Our Audit Committee is responsible for reviewing and approving all related-party transactions and conflict of interest situations involving a principal stockholder, a member of the Board of Directors or senior management. Other than as disclosed below and in “Proposal One: Election of Directors” from January 1, 2024 to the present, there have been no transactions, and there are currently no proposed transactions, in which the amount involved exceeds $120,000 to which we or any of our subsidiaries was or is to be a party and in which any director, director nominee, executive officer, holder of more than 5% of our capital stock, or any immediate family member of any of these individuals, had or will have a direct or indirect material interest.

Transactions with Related Persons

Other than compensation arrangements for our directors and named executive officers, or NEOs, which are described elsewhere in this proxy statement, below we describe transactions since January 1, 2023 to which we were a party or will be a party, in which:

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the amounts involved exceeded or will exceed $120,000; and
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any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

May 2023 Registered Direct Offering

In May 2023, we entered into a securities purchase agreement with certain purchasers, pursuant to which we sold 3,000,000 shares of common stock at a price of $5.50 per share in a registered direct offering, or the 2023 Offering. The 2023 Offering was made pursuant to our shelf registration statement on Form S-3, including the prospectus dated January 5, 2022 contained therein, or the Registration Statement, and a prospectus supplement dated May 25, 2023. The 2023 Offering raised total gross proceeds of approximately $16.5 million, and after deducting approximately $1.2 million in placement agent fees and offering expenses, we received net proceeds of approximately $15.3 million.

Pursuant to the 2023 Offering, on May 25, 2023, Contrarian Alpha, LP, a holder of more than 5% of our capital stock purchased 70,000 shares of our common stock, for an aggregate purchase price of $385,000.

February 2024 Registered Direct Offering and Concurrent Private Placement

In February 2024, we entered into a securities purchase agreement with certain purchasers, pursuant to which we sold 13,086,151 shares of common stock at a price of $4.585 per share in a registered direct offering, or the 2024 Offering. The 2024 Offering was made pursuant to the Registration Statement, and a prospectus supplement dated February 28, 2024. In a concurrent private placement, or the Private Placement, we issued unregistered warrants to purchase up to 13,086,151 shares of common stock at an exercise price of $4.906 per share (provided, however, that the purchaser may elect to exercise the warrants for pre-funded warrants in lieu of shares of common stock at an exercise price of $4.906, minus $0.001, the exercise price of each pre-funded warrant). These warrants are immediately exercisable for shares of common stock or pre-funded warrants in lieu thereof, and will expire on the earlier of (i) three and one-half years following the date of issuance and (ii) 30 days following our public disclosure of the acceptance of a New Drug Application for cytisinicline by the U.S. Food and Drug Administration in a Day 74 Letter or equivalent correspondence. The 2024 Offering and Private Placement raised total gross proceeds of approximately $60.0 million, and after deducting approximately $3.9 million in placement agent fees and offering expenses, we received net proceeds of approximately $56.1 million.

Pursuant to the 2024 Offering and Private Placement, on March 4, 2024, (a) Richard Stewart purchased 10,000 shares of our common stock and 10,000 warrants, for an aggregate purchase price of $45,850; (b) John Bencich, our former Chief Executive Officer, purchased 10,000 shares of our common stock and 10,000 warrants, for an aggregate purchase price of $45,850; and (c) Contrarian Alpha, LP purchased 100,000 shares of our common stock and 100,000 warrants, for an aggregate purchase price of $458,000.

Board of Directors’ Committees

The Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee to assist it in performing its responsibilities. The Board of Directors designates the members of these committees and the committee chairs annually, based on the recommendations of the Nominating and Governance Committee in consultation with the Chief Executive Officer and the Executive Chairman of the Board of Directors. The Nominating and Governance Committee reviews committee assignments from time to time and considers the rotation of committee chairpersons and members with a view towards balancing the benefits derived from the diversity of experience and viewpoints of the directors. The Board of Directors has adopted written charters for each of these committees, which are available on our website at ir.achievelifesciences.com under “Corporate Governance.” The chairperson of each committee develops the agenda for that committee and determines the frequency and length of committee meetings.

Audit Committee and Audit Committee Financial Expert

The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and is currently comprised of Stuart Duty, Chairperson, Nancy Phelan and Thomas Sellig, each of whom the Board of Directors has determined satisfies the applicable SEC and Nasdaq independence requirements for audit committee members. The Board of Directors has also determined that Mr. Duty is an “audit committee financial expert”, as defined by the applicable rules of the SEC. The Audit Committee held four meetings during fiscal year 2024.

Audit Committee Responsibilities

The Audit Committee is responsible for, among other things:

•
reviewing the independence, qualifications, services, fees and performance of our independent registered public accounting firm;
•
appointing, replacing and discharging our independent registered public accounting firm;
•
pre-approving the professional services provided by our independent registered public accounting firm;
•
assessing, monitoring and overseeing risks from cybersecurity threats and mitigation strategies;
•
reviewing the scope of the annual audit and reports and recommendations submitted by our independent registered public accounting firm; and
•
reviewing our financial reporting and accounting policies, including any significant changes, with our management and our independent registered public accounting firm.

Please see the sections entitled “Report of the Audit Committee” and “Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm” for further matters related to the Audit Committee.

Compensation Committee

The Compensation Committee currently consists of Thomas Sellig, Chairperson, Bridget Martell, Nancy Phelan and Kristen Slaoui, each of whom the Board of Directors has determined satisfies the applicable SEC and Nasdaq independence requirements. In addition, each member of the Compensation Committee has been determined to be a non-employee director under Rule 16b-3 as promulgated under the Exchange Act. The Compensation Committee reviews and recommends to the Board of Directors the compensation for our executive officers and our non-employee directors for their services as members of the Board of Directors. The Compensation Committee does not have any explicit authority to delegate its duties. The Compensation Committee held seven meetings during fiscal year 2024.

In 2024, the Compensation Committee retained Aon’s Human Capital Solutions practice, a division of Aon plc, or Aon, a provider of compensation market intelligence to the life sciences industries, to provide a report summarizing relevant benchmark data relating to industry-appropriate peers and make recommendations regarding base salary, target total cash (base salary plus target cash incentives), and terms of long-term equity incentive awards for our executives. The Compensation Committee determined that no work performed by Aon during fiscal year 2024 raised a conflict of interest.

Please see the sections entitled “Executive Compensation” and “Director Compensation” for further matters related to the Compensation Committee and director and executive officer compensation matters.

Nominating and Governance Committee

The Nominating and Governance Committee currently consists of Bridget Martell, Chairperson, Stuart Duty and Kristen Slaoui, each of whom the Board of Directors has determined satisfies the applicable SEC and Nasdaq independence requirements.

The Nominating and Governance Committee reviews, evaluates and proposes candidates for election to our Board of Directors, and considers any nominees properly recommended by stockholders. The Nominating and Governance Committee promotes the proper constitution of our Board of Directors in order to meet its fiduciary obligations to our stockholders, and oversees the establishment of, and compliance with, appropriate governance standards. The Nominating and Governance Committee held four meetings during fiscal year 2024.

Board of Directors Leadership Structure

Thomas King served as our lead independent director from June 2023 to August 2024, when he assumed the role of Interim Executive Chairman in connection with our CEO transition. Effective upon the Annual Meeting, Mr. King will cease to serve as Interim Executive Chairman and will serve in the position of an independent Chairman of the Board. Mr. King brings extensive leadership experience in the pharmaceutical and biopharmaceutical industry in leading the Board. Richard Stewart has served as our Chief Executive Officer since August 2024 and, prior to that, as our Chairman of the Board from 2017 to September 2020, and as our Executive Chairman from September 2020 to August 2024, when he reassumed the position of Chief Executive Officer. Mr. Stewart brings extensive executive leadership and experience with the development of our lead product candidate, cytisinicline. Our Board of Directors believed that having Mr. Stewart focus on the day-to-day operational and strategic matters of the Company, while Mr. King led the Board and partnered with Mr. Stewart on key strategic matters best enabled the company to progress its corporate goals and provide strategic focus and oversight during the Chief Executive Officer transition. Effective upon the Annual Meeting, the Board believes that it is the appropriate time for Mr. King to fully transition the day-to-day operational and strategic matters to Mr. Stewart, which allows Mr. King to provide independent leadership to the Board and oversight over management and strategic matters. Independent directors and management sometimes have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside of our Company. The Board of Directors also believes the separation of the Chairman and Chief Executive Officer roles allows the Chief Executive Officer to focus his time and energy on operating and managing the Company and leverages the Chairman’s experience and perspective.

Lead Independent Director

Thomas King served as our lead independent director from June 2023 to August 2024 and will assume the position of independent Chairman of the Board following his service as our Interim Executive Chairman, effective upon the Annual Meeting. This independent oversight provides an additional measure of balance and enhances the Board’s ability to fulfill its management oversight responsibilities. As independent Chairman of the Board, Mr. King, among other responsibilities, will develop, along with the Chief Executive Officer, the agenda for each Board meeting, preside over regularly scheduled meetings at which only our independent directors are present, serves as a liaison between the Chief Executive Officer and the independent directors and perform such additional duties as our Board of Directors may otherwise determine and delegate.

Board of Directors’ Role in Risk Oversight

Consistent with our leadership structure, our management is charged with the day-to-day management of risks that we face or may face and provides our Board of Directors with quarterly risk assessment and mitigation strategy updates, while our Board of Directors and its committees are responsible for oversight of risk management. The Audit Committee has responsibility for oversight of financial reporting related risks, including those related to our accounting, auditing and financial reporting practices, as well as cybersecurity risks. In addition, the Audit Committee annually reviews and assesses the adequacy of our risk management policies and procedures with regard to identifying our management of financial risks, cybersecurity risks, reviews the quarterly updates on these risks that are received from management, and assesses the adequacy of management’s implementation of appropriate systems to mitigate and manage financial risks. Furthermore, under our Code of Business Conduct and Ethics, the Audit Committee is responsible for considering reports of conflicts of interest involving officers and directors. The Nominating and Governance Committee oversees corporate governance risks, including implementing procedures to ensure that the Board of Directors operates independently of management and without conflicts of interest. In addition, the Nominating and Governance Committee oversees compliance with our Code of Business Conduct and Ethics. The Compensation Committee oversees risks associated with our compensation policies, plans and practices. The Audit Committee, the Nominating and Governance Committee and the Compensation Committee each report to the Board of Directors regarding the foregoing matters, and the Board of Directors approves any changes in corporate policies, including those pertaining to risk management.

The Board of Directors has also adopted a Whistleblower Policy, which provides a means by which concerns about actual and suspected violations of laws, governmental rules or regulations; accounting, internal accounting controls or auditing matters; our Code of Business Conduct and Ethics or other policies, and other public interest matters are to be reported. We recognize that individuals may not feel comfortable reporting a matter directly to the appropriate persons at the Company and therefore the Whistleblower Policy provides a mechanism by which a person may report a matter to Nasdaq OMX Group Corporate Services, Inc., a third party retained by us. Under the policy, the Chairperson of the Audit Committee determines whether and, if so, how an investigation is to be conducted and, together with the full Audit Committee in certain instances, resolves reported violations. In all cases, a report of the outcome is to be made to the Board of Directors.

Risk Assessment of Compensation Programs

We have determined that our compensation policies, plans and practices are appropriately balanced and do not create risks that are reasonably likely to have a material adverse effect on our Company. To make this determination, our management reviewed the compensation policies, plans and practices for our executive officers, as well as for all other employees. We assessed the following features of our compensation, plans and practices: design, payment methodology, potential payment volatility, relationship to our financial results, length of performance period, risk-mitigating features, performance measures and goals, oversight and controls, and plan features and values compared to market practices. Based on this annual review, we believe that our compensation policies, plans and practices do not create risks that are reasonably likely to have a material adverse effect on our Company.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee during fiscal year 2024 served as one of our officers, former officers or employees nor received directly or indirectly compensation from the Company, other than in the capacity as a member of our Board of Directors and Compensation Committee. There was no direct or indirect control by the members of the Compensation Committee of the Company. No member of the Compensation Committee, directly or indirectly, is the beneficial owner of more than 10% of the Company’s equity, nor are they an executive officer, employee, director, general partner or a managing member of one or more entities that are together the beneficial owners of more than 10% of the Company’s equity. The Compensation Committee members are not aware of any business or personal relationship between (i) a member of the Compensation Committee and any person who has provided or is providing advice to the Compensation Committee; and (ii) an executive officer of the Company and any firm or other person who is employed or is employing such person to provide advice to the Compensation Committee. During fiscal year 2024, none of our executive officers served as a member of the compensation committee of any other entity, one of whose executive officers served as a member of our Board of Directors or Compensation Committee, and none of our executive officers served as a member of the Board of Directors of any other entity, one of whose executive officers served as a member of our Compensation Committee.

Director Nomination Process

Director Qualifications

Members of our Board of Directors must have broad experience and business acumen, a record of professional accomplishment in his or her field and demonstrate honesty and integrity consistent with our values. In evaluating director nominees, the Nominating and Governance Committee considers a variety of factors, including, without limitation, the director nominee’s skills, expertise and experience, wisdom, integrity, the ability to make independent analytical inquiries, the ability to understand our business environment, the willingness to devote adequate time to Board of Directors’ duties, the interplay of the director nominee’s experience and skills with those of other directors, and the extent to which the director nominee would be a desirable addition to the Board of Directors and any committees of the Board of Directors. The Nominating and Governance Committee may also consider such other factors as it may deem are in the best interests of us and our stockholders. Additionally, in accordance with the applicable securities laws and Nasdaq requirements, a majority of the members of the Board of Directors must be “independent.”

Identification of Nominees by the Board of Directors

The Nominating and Governance Committee identifies nominees by first determining the desired skills and experience of a new nominee based on the qualifications discussed above. The Nominating and Governance Committee will solicit names for possible candidates from other directors, our senior level executives and individuals personally known to the directors, as well as third-party search firms. The Nominating and Governance Committee evaluates all possible candidates, including individuals recommended by stockholders, using the same criteria.

Stockholder Nominations

Our bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors. The Nominating and Governance Committee will consider nominees properly recommended by stockholders. Stockholders wishing to submit nominations must provide timely written notice to our Corporate Secretary containing the following information:

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the name and address of the stockholder proposing such business, which we refer to as a Nominating Person;
•
the class and number of our shares that are owned beneficially by the Nominating Person;
•
description of any agreement, arrangement or understanding with respect to Nominating Person and their respective affiliates or associates and each director nominee proposed by the Nominating Person;
•
description of any agreement, arrangement or understanding that has been entered into as of the date of the notice by the Nominating Person, whether or not such instrument or right is subject to settlement in underlying shares of capital stock of ours, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, the Nominating Person, with respect to securities of the Company;
•
the Nominating Person is a holder of record of stock of ours entitled to vote at the Annual Meeting and intends to appear in person or by proxy at the meeting to propose such nomination;
•
the Nominating Person intends to deliver a proxy statement and/or form of proxy to holders of a sufficient number of holders of our voting shares to elect such nominee or nominees;
•
with respect to each director nominee proposed by the Nominating Person, such nominee’s written consent to being named in our proxy statement as a nominee and to serving as a director, if elected; and
•
such other information regarding the Nominating Person and each nominee proposed by the Nominating Person as would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations or proxies for election of directors, or would be otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and the rules and regulations promulgated under the Exchange Act.

To be timely, a Nominating Person’s notice in respect of a director nomination must be delivered to or mailed and received by our Corporate Secretary at our U.S. principal executive offices at 22722 29th Drive SE, Suite 100, Bothell, Washington 98021, not less than 90 nor more than 120 calendar days prior to the first anniversary of the previous year’s annual meeting. In the event, however, that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date, notice must be delivered no more than 120 and not less than 90 days prior to the annual meeting or the close of business on the tenth day following the date which public disclosure of the date of such meeting is made.

Hedging and Pledging Prohibitions

As part of our Insider Trading Policy, our employees (including our executive officers) and the non-employee members of our board of directors are prohibited from or require pre-clearance approval by our Compliance Officer before: (i) engaging in transactions involving options or other derivative securities on our securities, such as puts and calls, whether on an exchange or in any other market; (ii) engaging in hedging or monetization transactions involving our securities, such as zero-cost collars and forward sale contracts; (iii) engaging in short sales of our securities, including short sales “against the box”; and (iv) using or pledging our securities as collateral in a margin account or as collateral for a loan.

Insider Trading Policy

We have adopted an Insider Trading Policy that governs the purchase, sale and/or other dispositions of our securities by directors, officers and employees. Our Insider Trading Policy also provides that we will not transact in any of our own securities unless in compliance with U.S. securities laws. We believe that our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq listing standards applicable to us. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K, filed with the SEC on March 11, 2025.

Timing of equity grants

We do not time equity grants to take advantage of a depressed stock price or an anticipated increase in stock price and generally grant awards in January and ensure that awards cannot be timed to take advantage of material non-public information. New hire stock awards to employees, including executive officers, are generally granted at the next Board of Directors’ meeting following their start date, and initial awards to non-employee directors are granted on the date of the non-employee director’s initial appointment or election to our board of directors.

Compensation Recovery Policy

In August 2023, our board of directors adopted a Compensation Recovery Policy intended to comply with applicable SEC rules and Nasdaq listing standards. The Compensation Recovery Policy is administered by our Compensation Committee and enables us to recover from current and former officers, and such additional employees as may be identified by our Compensation Committee from time to time, incentive-based compensation, as defined in the Compensation Recovery Policy, in the event of an accounting restatement resulting from material noncompliance with any financial reporting requirements under federal securities laws. For more information, see the full text of our Compensation Recovery Policy, which is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2023.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Nominees

The following persons are our 2025 director nominees, each of whom was recommended by the Nominating and Governance Committee and approved by the Board of Directors for nomination at the Annual Meeting:

•
Stuart Duty
•
Thomas B. King
•
Bridget Martell
•
Nancy R. Phelan
•
Thomas Sellig
•
Kristen Slaoui
•
Richard Stewart

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named above. If a nominee is unable to serve or for good cause will not serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. Each nominee has consented to being named in this Proxy Statement and to serve if elected. We do not expect that any nominee will be unable to serve or for good cause will not serve as a director. Each director is elected annually to serve until the next annual meeting of stockholders or until a successor has been duly elected and has qualified.

Biographies of our 2025 director nominees are located above under the heading “Board of Directors – General.”

Director Compensation Overview

The charter of the Compensation Committee provides that the Compensation Committee is to recommend to the Board of Directors matters related to director compensation. The director compensation package for non-employee directors consists of annual cash compensation and stock options exercisable to purchase shares of our common stock. None of our employees who also serve as directors are entitled to receive compensation for service as a director. Therefore, Richard Stewart, Thomas King and Cindy Jacobs receive no compensation for their service as a director. Our director compensation policy for fiscal year 2024 is set forth below under the heading “Director Compensation Policy – 2024 Director Compensation.”

Director Compensation Policy

2024 Director Compensation

As part of its evaluation of compensation levels for the 2024 fiscal year, the Compensation Committee recommended and the Board of Directors approved, the retention of Aon to review compensation levels of our independent directors and committee members. Aon was instructed to benchmark and make recommendations regarding the annual retainer amounts for directors and chairpersons of the Board of Directors and the various committees, as well as the amounts and terms of initial and annual long-term equity incentive awards for directors. On recommendation by Aon in 2024, the equity compensation and cash compensation for non-employee directors in connection with their service on the Board of Directors in 2024 is as follows:

•
An annual retainer of $60,000 to be paid to the Lead Independent Director and $40,000 was paid to all other non-employee directors. These retainers were paid in quarterly installments, with the Lead Independent Director retainer ending August 2024 at the time Mr. King became an employee as Interim Executive Chairman. Each quarterly payment was conditioned on the director remaining a director on the date of actual payment, which was typically within 10 days following the completion of the respective calendar quarter. Retainers are pro-rated for the portion of the year during which a director was on the Board of Directors. These annual retainers have remained the same since 2017.

•
Additional annual cash compensation for the chairpersons and members of each committee as set forth in the following table, are the same as the previous year, and are paid on the same schedule and terms as the non-employee director compensation described above:

	Chairperson	Other Members
Audit Committee	$15,000	$7,500
Compensation Committee	$10,000	$5,000
Nominating and Governance Committee	$7,500	$3,500

•
Any new director would have received a one-time initial grant of stock options to acquire 47,250 shares of our common stock upon becoming a director, which would vest monthly over three years from the date of grant, subject to continued service as a director.
•
In January 2024, each director then seated received a grant of stock options to acquire 31,500 shares of common stock, with 100% vesting on the earlier of the eighteen-month anniversary of the grant date or the date immediately prior to our 2025 annual meeting of stockholders, subject to the grantee’s continued service as a director.

Director Compensation Paid for 2024

The following table summarizes all compensation earned or awarded to non-employee directors who served during 2024 as compensation for board service during the 2024 fiscal year. Mr. King became an employee in August 2024 upon his appointment as Interim Executive Chairman, and Dr. Himes resigned as a Director in January 2025.

	Fees Earned or Paid in Cash	Option Awards	Total
Name	($)	($)(1)(2)	($)
Stuart Duty	58,500	104,378	162,878
Vaughn Himes	58,886	104,378	163,264
Thomas B. King(3)	50,126	104,378	154,504
Bridget Martell	60,000	104,378	164,378
Thomas Sellig	59,472	104,378	163,850

(1)
The dollar amounts reflect the aggregate grant date fair value of equity awards granted within the fiscal year in accordance with the Financial Accounting Standards Board, or FASB, Accounting Standards Codification Topic 718 for stock-based compensation. These amounts do not correspond to the actual cash value that will be recognized by the directors when received. Assumptions used in the calculation of the amounts in this column are included in note 11 to our audited consolidated financial statements included in our 2024 Annual Report on Form 10-K. As of December 31, 2024, the following directors had the following numbers of options outstanding:
•
Stuart Duty: 78,750 options, of which 27,563 were vested as of December 31, 2024.
•
Vaughn Himes: 69,600 options, of which 37,550 were vested as of December 31, 2024.
•
Thomas B. King: 78,750 options, of which 27,563 were vested as of December 31, 2024.
•
Bridget Martell: 73,050 options, of which 41,550 were vested as of December 31, 2024.
•
Thomas Sellig: 78,750 options, of which 27,563 were vested as of December 31, 2024.
(2)
These options were granted on January 22, 2024 to each of Messrs. Duty, King, and Sellig and Drs. Martell and Himes with an aggregate of 157,500 options under our 2023 Non-Employee Director Equity Incentive Plan. These options will vest 100% on June 3, 2025.
(3)
Mr. King received compensation as a director until he became an employee in August 2024 upon his appointment as Interim Executive Chairman, at which point he stopped receiving compensation for his services as a director.

The Board of Directors unanimously recommends that stockholders vote “FOR all” nominees FOR THE BOARD OF DIRECTORS.

REPORT OF THE AUDIT COMMITTEE

In connection with the consolidated financial statements for the fiscal year ended December 31, 2024, the Audit Committee has:

•
reviewed and discussed the audited consolidated financial statements with management;
•
discussed with PwC, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16 adopted by the Public Company Accounting Oversight Board (United States) regarding “Communication with Audit Committees”; and
•
received the written disclosures and letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with PwC its independence from us.

Based on the Audit Committee’s review of the audited consolidated financial statements and its discussions with management and PwC, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the 2024 fiscal year be included in our Annual Report on Form 10-K filed with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Stuart Duty, Chairperson

Nancy Phelan

Thomas Sellig

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, except to the extent specifically incorporated by reference in such filing.

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm for the fiscal year ending December 31, 2025. PwC audited our financial statements for the fiscal years ended December 31, 2024 and 2023. A representative of PwC will be present at the Annual Meeting, will be given the opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions.

Proxies solicited by management for which no specific direction is included will be voted “FOR” the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

Fees Billed by Independent Registered Public Accounting Firm

The following is a summary of the fees billed by PwC for the fiscal years ended December 31, 2024 and December 31, 2023: Amounts are presented in USD.

Fee Category	Fiscal Year 2024 PwC Fees(1)		Fiscal Year 2023 PwC Fees(1)
Audit Fees	$213,687	(2)	$194,435	(2)
Audit-Related Fees	$117,092		$81,655
Tax Fees	—		—
All Other Fees	—		—
Total Fees	$330,779		$276,090

(1)
Accountant fees and services charged by PwC are paid in Canadian dollars and shown in USD. For fiscal year 2024, the fees were CDN$453,102 and was converted at an average exchange rate of US$1.00=CDN$1.3698. For fiscal year 2023, the fees were CDN$372,639 and was converted at an average exchange rate of US$1.00=CDN$1.3497.
(2)
Audit Fees for fiscal year 2024 and fiscal year 2023 are fees billed and to be billed for the audit of our consolidated financial statements, review of the consolidated financial statements included in our quarterly reports, and for services in connection with regulatory filings and engagements.

Audit Fees. Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports on Form 10-Q that are filed with the SEC.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements, including accounting consultations and fees related to registration of securities.

Policy on Audit Committee Pre-Approval of Audit Services and Permissible Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. For audit services, our independent registered public accounting firm typically provides audit service detail in advance of the second quarter meeting of the Audit Committee, which outlines the scope of the audit and related audit fees. If agreed to by the Audit Committee, an engagement letter is formally accepted by the Audit Committee.

For non-audit services, our senior management will submit from time to time to the Audit Committee for approval non-audit services that it recommends the Audit Committee engage our independent registered public accounting firm to provide for the fiscal year. Our senior management and our independent registered public accounting firm will each confirm to the Audit Committee that each non-audit service is permissible under all applicable legal requirements. A budget, estimating non-audit service spending for the fiscal year, will be provided to the Audit Committee along with the request. The Audit Committee must approve both permissible non-audit services and the budget for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by our independent registered public accounting firm pursuant to this pre-approval process.

For the 2023 and 2024 fiscal years, the Audit Committee approved all of the services provided by PwC described above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR independent registered public accounting firm FOR THE YEAR ENDING DECEMBER 31, 2025.

PROPOSAL THREE:

APPROVAL OF AN AMENDMENT TO OUR

2023 NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN

We are asking our stockholders to approve an amendment to our 2023 Non-Employee Director Equity Incentive Plan, or the Plan, to increase the authorized number of shares of our common stock reserved for issuance under the Plan by 650,000 shares for a total of 950,000 shares, or the Plan Amendment which we expect to be sufficient for two years. If the stockholders approve the Plan Amendment, we will grant the customary annual equity compensation paid to our non-employee directors on the date of each annual meeting of stockholders and any future one-time initial grants of equity awards.

We believe the proposed Plan Amendment would enable us to continue to attract and retain qualified directors and to respond to relevant market changes in equity compensation practices. The Plan has a remaining pool of 9,750 shares and if our stockholders do not approve the Plan Amendment, we will not be able to issue new awards to our non-employee directors under the Plan and our ability to issue awards to directors will be severely restricted as there are insufficient shares available under our 2018 Equity Incentive Plan.

Approval of the Plan Amendment is intended to enable us to continue granting equity awards to non-employee directors, which is a critical element of our non-employee director compensation program. Offering a equity compensation program is vital to attracting and retaining highly skilled board members in our highly competitive industry. We use equity awards to provide incentives to our eligible non-employee directors who provide significant services to the company. Accordingly, approving the Plan Amendment is in the best interest of our stockholders because equity awards help us to:

•
attract, motivate and retain experienced non-employee directors to our board; and
•
align director interests with those of our stockholders.

We strongly believe that the approval of the Plan Amendment will enable us to achieve our goals in attracting and retaining qualified and experienced non-employee directors which we believe is critical to the execution of our strategy and continued success.

Without equity incentives, we would be forced to consider cash replacement alternatives to provide a market-competitive total compensation package necessary to attract and retain key non-employee director talent who bring knowledge, experience and perspectives which are critical to our future successes. These cash replacement alternatives would, among other things, reduce the cash available for investment in the company’s growth and development. Equity-based awards also directly align a portion of the compensation of our non-employee directors with the economic interests of our stockholders. If the Plan Amendment is not approved by our stockholders, we believe our ability to continue to attract and retain qualified and experienced non-employee directors to advise, guide and oversee the operations of the Company would be significantly impacted negatively, and this could affect our ability to implement our business strategy and our long-term success.

Summary of the Proposal

We are asking our stockholders to approve an increase to the authorized number of shares of our common stock reserved for issuance under the Plan by 650,000 shares. Our Board of Directors approved the Plan Amendment on March 11, 2025, subject to approval by our stockholders. If stockholders do not approve the Plan Amendment, no shares will be added to the number of shares reserved for issuance under the Plan. The summary is qualified in its entirety by reference to the full text of the Plan, which is attached as Appendix A to this Proxy Statement. The Plan was adopted by our Board of Directors on March 29, 2023, and approved by our stockholders on June 7, 2023.

Key Terms of the Plan

The following summary of certain major features of the Plan is subject to the specific provisions contained in the full text of the Plan, as set forth in Appendix A to this Proxy Statement. This summary does not purport to be a complete description of all of the provisions of the Plan. To the extent that there is a conflict between this summary and the actual terms of the Plan, the terms of the Plan will govern.

Plan Term:	10 years

Eligible Participants:	All of our non-employee directors.

Shares Authorized:	300,000 shares are authorized under the Plan. If the Plan Amendment is approved, this number will be increased by 650,000 shares for a total of 950,000 shares.

Limits on Awards to Directors:

No non-employee director may receive awards under the Plan that, when combined with cash compensation received for service as a non-employee director, exceed $500,000 in value in any calendar year, increased to $1,000,000 in value in the calendar year of his or her initial service as a non-employee director.

Share Recycling:

In addition, shares subject to awards, and shares issued under the Plan under any award, will again be available for grant and issuance under the Plan to the extent such shares: (i) are subject to issuance upon exercise of a stock option award granted under the Plan but which cease to be subject to the stock option award for any reason other than exercise of the options; (ii) are subject to awards granted under the Plan that are forfeited or are repurchased by us at the original issue price; (iii) are subject to awards granted under the Plan that otherwise terminate without such shares being issued; (iv) are surrendered pursuant to an exchange program; or (v) are withheld to pay the exercise or purchase price of an award or to satisfy any tax withholding obligations in connection with an award.

The following shares will not again be made available for future grant and issuance as awards under the Plan: (i) shares not issued or delivered as a result of an award being settled in cash rather than shares of our common stock; or (ii) shares of our common stock repurchased on the open market with the proceeds of a stock option exercise price.

Award Types:	(1)	Non-qualified stock options

(2)	Restricted stock units

(3)	Restricted stock awards

(4)	Stock bonus awards

(5)	Performance awards

Award Terms:	Options and restricted stock units have a term no longer than ten years from the date the award was granted.

Recoupment:	Awards under the Plan will be subject to recoupment in accordance with any clawback or recoupment policy adopted by the Board of Directors or required by law.

Method of Payment

The exercise price of options and the purchase price, if any, of other stock awards may be paid by cash, check, cancellation of indebtedness, surrender of shares, waiver of compensation, a broker assisted same-day sale, any combination of the foregoing or any other methods permitted by the Plan administrator and applicable law.

Terms Applicable to Stock Options

The exercise price of grants made under the Plan may not be less than the fair market value (the closing price of our common stock on the date of grant) of our common stock. The term of these awards may not be longer than ten years. The Board of Directors determines at the time of grant the other terms and conditions applicable to such award, including vesting and exercisability. The closing price of our common stock as reported on The Nasdaq Capital Market on April 22, 2025 was $2.48 per share.

Terms Applicable to Restricted Stock Units, Restricted Stock Awards, Stock Bonus Awards, and Performance Awards

The Board of Directors determines the terms and conditions applicable to the granting of restricted stock units, restricted stock awards, stock bonus awards, and performance awards. The Board of Directors may make the grant, issuance, offer, retention and/or vesting of restricted stock units, stock bonus awards, restricted stock awards and performance awards contingent upon continued service with Achieve, the passage of time, or performance criteria and the level of achievement against such criteria as it deems appropriate, subject to the minimum vesting requirement described above.

Transferability

Except as otherwise determined by the Board of Directors, awards granted under the Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of except by will or the laws of descent and distribution, except when permitted by the Board of Directors and then only to certain family members of participants or certain trusts established for their benefit or other entities under their control. No award may be made subject to execution, attachment or other similar process.

Administration

The Board of Directors will administer the Plan. Subject to the terms and limitations expressly set forth in the Plan, the Board of Directors may construe and interpret the Plan and prescribe, amend and rescind any rules and regulations relating to the Plan, selects the persons who receive awards, determines the number of shares covered thereby, and establishes the terms, conditions and other provisions of the grants.

Amendments

The Board of Directors may terminate or amend the Plan at any time, provided that no action may be taken by the Board of Directors (except those described in the section titled “Adjustments of Shares”, below) without stockholder approval to implement any amendment to the Plan required to be approved by stockholders.

Adjustment of Shares

If, without consideration, the number or class of outstanding shares is changed by an extraordinary dividend, a stock dividend, recapitalization, spin-off, stock split, reverse stock split, subdivision, combination, consolidation, reclassification or similar change in our capital structure, then (a) the number and class of shares reserved for issuance and future grant under the Plan, (b) the exercise prices of and number and class of shares subject to outstanding options, (c) the number and class of shares subject to other outstanding awards, under the Plan shall be proportionately adjusted, subject to any required action by our Board of Directors or our stockholders and in compliance with applicable securities laws. No fraction of a share will be issued following any adjustment.

Change of Control Transactions

In the event of a Corporate Transaction (as defined below), unless otherwise determined by the Board of Directors, all outstanding awards will be subject to the agreement governing such Corporate Transaction. Such agreement need not treat all such awards in an identical manner, and it will provide for one or more of the following with respect to each award: the continuation of the award, the assumption of the award, the substitution of the award, the settlement of the award in cash, equivalents or securities of the successor entity (or its parent, if any). In the event the successor corporation refuses to either assume, convert, replace or substitute stock options, then the Board of Directors will notify the participant in writing or electronically that such award will be exercisable for a period of time determined by the Board of Directors (in its sole discretion) and that the stock option will terminate upon expiration of such period.

In addition, in the event of a Corporate Transaction, the vesting of all awards granted to our non-employee directors will accelerate and any stock options shall become exercisable in full prior to the consummation of such Corporate Transaction. “Corporate Transaction” generally means the occurrence of any of the following events: (a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the company representing more than fifty percent (50%) of the total voting power represented by the company’s then-outstanding voting securities, provided, however, that for purposes of this subclause (a) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the company will not be considered a Corporate Transaction; (b) the consummation of the sale or disposition by the company of all or substantially all of the company’s assets; (c) the consummation of a merger or consolidation of the company with any other corporation, other than a merger or consolidation which would result in the voting securities of the company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (d) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Internal Revenue Code of 1986, or the Code, wherein the stockholders of the company give up all of their equity interest in the company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of capital stock of the company), or (e) a change in the effective control of the company that occurs on the date that a majority of members of the Board of Directors is replaced during any twelve (12) month period by members of the Board of Directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election.

U.S. Tax Consequences

The following is a general summary as of the date of this Proxy Statement of the United States federal income tax consequences to Achieve and participants in the Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. The summary does not purport to be complete and does not discuss the tax consequences arising in the context of the participant’s death or the income tax laws of any municipality, state or foreign country in which the participant’s income or gain may be taxable. Each participant has been, and is, encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the plan.

Non-Qualified Stock Options

A participant will realize no taxable income at the time a non-qualified stock option is granted under the Plan, but generally at the time such non-qualified stock option is exercised, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the stock option exercise price. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. We will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income in connection with the exercise of the non-qualified stock option.

Restricted Stock

A participant receiving restricted stock may be taxed in one of two ways: the participant (i) pays tax when the restrictions lapse (i.e., with respect to the shares as they become vested) or (ii) makes an election under Section 83(b) of the Code to pay tax in the year the grant is made with respect to all of the shares subject to the grant. At either time the value of the award for tax purposes is the excess of the fair market value of the shares at that time over the amount (if any) paid for the shares. This value is taxed as ordinary income and, if granted to an employee, is subject to income tax withholding. We receive a tax deduction at the same time and for the same amount taxable to the participant. If a participant makes an election under Section 83(b) of the Code to be taxed at grant, then, when the restrictions lapse, there will be no further tax consequences attributable to the awarded stock until the recipient disposes of the stock, at which point any gain or loss will be short-term or long-term capital gain or loss, depending on the holding period of the stock prior to such disposition.

Restricted Stock Units

In general, no taxable income is realized upon the grant of a restricted stock unit award. The participant will generally include in ordinary income the fair market value of the award of stock at the time shares of stock are delivered to the participant or at the time the restricted stock unit vests. We generally will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income. Upon the sale of any shares received under a restricted stock unit award, any gain or loss, based on the difference between the sale price and the fair market value will be taxed as capital gain or loss, depending on the holding period.

Performance Awards

The participant will not realize income when a performance award is granted, but will realize ordinary income when shares are transferred to him or her. The amount of such income will be equal to the fair market value of such transferred shares on the date of transfer. We will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income as a result of the transfer of shares.

Tax Withholding

Where withholding is required under applicable tax laws, the Plan allows us to withhold shares from the awards to satisfy the participant’s withholding tax obligation and tender cash from our general funds to the applicable tax authorities in an amount equal to the value of the shares withheld.

ERISA Information

The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Interest of Certain Persons in Matters to Be Acted Upon; Awards under the Plan

Members of our Board of Directors and our director nominees have an interest in this Proposal 3 to approve the Plan Amendment, as each would be eligible to receive future awards under the Plan. Future awards under the Plan would be made at the discretion of the Board of Directors. Therefore, the total benefits and amounts that will be received or allocated under the Plan in the future are not determinable at this time.

Currently, our non-employee directors are entitled to receive cash and equity compensation for their service as directors. Pursuant to our director compensation policy, any new non-employee director would receive a one-time initial grant of stock options to acquire 47,250 shares of our common stock upon becoming a director, which would vest monthly over three years from the date of grant. Each director that is re-elected by our stockholders at an annual meeting receives a grant of stock options to acquire 31,500 shares of common stock. Each annual stock option vests in full on the earlier of the first anniversary of the date of grant or the date immediately prior to our next annual meeting of stockholders. These awards are not required under the terms of our Plan.

New Plan Benefits Table

Following effectiveness of the Plan Amendment, current non-employee directors as a group are expected to receive awards as follows, based on options that are expected to be granted to our current non-employee directors under our director compensation policy that was approved for 2025. The awards shown below are not required by the terms of the Plan and have not yet been granted. However, since they are expected to be granted in 2025 if the Plan Amendment is approved by stockholders at the Annual Meeting, we will not be able to issue awards under the Plan and our ability to issue awards to directors will be severely restricted.

Number of Shares
Name and Position	Subject to Options(1)
Named Executive Officers:
Richard Stewart, Chief Executive Officer	—
Thomas B. King, Interim Executive Chairman	—
Cindy Jacobs, President and Chief Medical Officer	—
Mark Oki, Chief Financial Officer	—
All current executive officers above, as a group (4 persons)	—
All non-employee directors, as a group (6 persons)	189,000
All employees who are not executive officers or directors, as a group	—
(1)
All equity awards expected to be granted in fiscal year 2025 under the Plan are option grants.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the shares of common stock properly cast at the Annual Meeting is required to approve this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO OUR 2023 NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN.

EXECUTIVE OFFICERS

The following table provides information regarding our current executive officers as of April 15, 2025.

Name	Age	Position With the Company
Cindy Jacobs	68	President and Chief Medical Officer
Thomas B. King(1)	70	Interim Executive Chairman
Mark Oki	56	Chief Financial Officer
Richard Stewart(2)	66	Chief Executive Officer
Jaime Xinos	48	Chief Commercial Officer

(1)
Mr. King became Interim Executive Chairman in August 2024 and will assume the position of independent Chairman of the Board effective upon the Annual Meeting.
(2)
Mr. Stewart was appointed to his position on August 21, 2024 following the resignation of Mr. Bencich. He previously held the position of Executive Chairman with the Company.

Following is the biography of Cindy Jacobs, Mark Oki and Jaime Xinos. The biographies of Mr. Stewart, and Mr. King are located above under the heading “Board of Directors—General.”

Cindy Jacobs, Ph.D., M.D., has served as our President since September 2020 and our Chief Medical Officer since August 2017, and a member of the Board of Directors since March 2021. Previously, Dr. Jacobs served as Executive Vice President and Chief Medical Officer of OncoGenex Pharmaceuticals, Inc. from September 2005 to August 2017. Dr. Jacobs is also the founder of Eagles Ridge Executive Consulting LLC., an executive consulting business operating since July 2020. From 1999 to July 2005, Dr. Jacobs served as Chief Medical Officer and Senior Vice President, Clinical Development of Corixa Corporation, a biotechnology company. Prior to 1999, Dr. Jacobs held Vice President, Clinical Research positions at two other biopharmaceutical companies. Dr. Jacobs currently serves on the Board of Directors of Pacylex Pharmaceuticals Inc., a privately held clinical stage pharmaceutical company, since October 2020 and HiberCell Inc., a privately held clinical stage oncology company, since September 2021 and previously served on the Board of Directors of Renown Pharmaceuticals Private Limited, a privately held pharmaceutical company, from January 2018 to October 2021. Dr. Jacobs received her Ph.D. degree in Veterinary Pathology/Microbiology from Washington State University and an M.D. degree from the University of Washington Medical School. The determination was made that Dr. Jacobs should serve on our Board of Directors based on our belief that the Board of Directors have the benefit of management’s perspective and, in particular, that of the President and Chief Medical Officer, as well as Dr. Jacob’s extensive clinical and regulatory experience and experience serving on the boards of directors of various companies.

Mark Oki has served as Chief Financial Officer since December 2024. From January 2022 to November 2024, Mr. Oki served as Chief Financial Officer of Aytu Biopharma, Inc., a pharmaceutical company focused on commercializing novel therapeutics and consumer healthcare products. From 2015 through January 2022, Mr. Oki served as Chief Financial Officer of Vivus LLC (formerly Vivus Inc.), a commercial-stage pharmaceutical company formerly listed on Nasdaq. From 2006 to 2015, Mr. Oki held several positions at Alexza Pharmaceuticals, Inc., a publicly listed specialty pharmaceutical company, most recently as Senior Vice President, Finance, Chief Financial Officer and Secretary. Before Alexza, Mr. Oki held roles of increasing responsibility at Pharmacyclics, Inc. and Incyte Genomics, Inc. (now Incyte Corporation), both life sciences companies. Mr. Oki began his career in public accounting at Deloitte & Touche, LLP (now Deloitte). Mr. Oki received his degree in Business Administration – Accounting and graduated with honors from San Jose State University and is a Certified Public Accountant (inactive).

Jaime Xinos has served as Chief Commercial Officer since October 2024 and served as our Executive Vice President, Commercial, since September 2017. She previously served as the Vice President, Marketing and Corporate Communications of OncoGenex Pharmaceuticals, Inc and as OncoGenex’s Senior Director, Global Oncology Commercial Development. Prior to OncoGenex, Ms. Xinos held various commercial roles in marketing, commercial development, and sales at Pfizer, Novartis, and Abbott Laboratories. She holds an undergraduate degree in Communications and a Master of Business Administration (MBA) both from the University of Illinois.

EXECUTIVE COMPENSATION

During fiscal year 2024, our NEOs and their respective positions were as follows: Richard Stewart, Chief Executive Officer; John Bencich, former Chief Executive Officer; Cindy Jacobs, Ph.D., M.D., President and Chief Medical Officer; and Mark Oki, Chief Financial Officer (collectively referred to in this proxy statement s NEOs, or individually an NEO).

SEC rules require a discussion regarding 2024 executive compensation of our NEOs. Mr. Bencich resigned from his position as Chief Executive Officer on August 21, 2024 and Mr. Stewart was appointed to his position on August 21, 2024. Mr. Oki was appointed as Chief Financial Officer on December 5, 2024.

Summary Compensation Table

The following table sets forth information regarding the compensation of our NEOs for each of the fiscal years ended December 31, 2024 and 2023. The components of the compensation reported in the Summary Compensation Table are described below.

Name and Principal Position	Year	Salary ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Richard Stewart,	2024	509,879	(4)	637,000	206,420	382,253	—	1,735,552
Chief Executive Officer	2023	450,000	(5)	367,500	319,655	213,750	—	1,350,905
Cindy Jacobs,	2024	484,666		382,200	123,852	290,800	—	1,281,518
President and Chief Medical Officer	2023	473,000		294,000	255,724	179,740	—	1,202,464
Mark Oki, Chief Financial Officer	2024	30,864	(5)	759,360	225,164	—	—	1,015,388
John Bencich,	2024	473,102	(6)	796,250	258,025	—	991,600	2,518,977
Former Chief Executive Officer	2023	530,000		490,000	426,207	251,750	—	1,697,957

(1)
The dollar amounts in this column reflect the aggregate grant date fair value of performance-based restricted stock units granted during the fiscal year in accordance with FASB Accounting Standards Codification Topic 718 for stock-based compensation, based upon the probable outcome of the performance conditions as of the grant date. These amounts do not correspond to the actual cash value that will be recognized by each of the NEOs when received.
(2)
The dollar amounts in this column reflect the aggregate grant date fair value of stock option agreements granted during the fiscal year in accordance with FASB Accounting Standards Codification Topic 718 for stock-based compensation. These amounts do not correspond to the actual cash value that will be recognized by each of the NEOs when received. For a discussion of the assumptions and methodologies used to value the awards reported in this column, see note 11 to our audited consolidated financial statements, which are included in our 2024 Annual Report on Form 10-K.
(3)
The dollar amounts in this column reflect the aggregate non-equity incentive plan compensation earned by each NEO in 2024 and paid in early 2025. For more information, see “—2024 Bonuses” below.
(4)
Mr. Stewart’s salary was increased to $450,000 as of July 1, 2023 and increased to $615,000 as of August 21, 2024 in connection with his appointment as Chief Executive Officer.
(5)
Mr. Oki became an employee effective December 5, 2024 with an annual salary of $450,000.
(6)
On August 20, 2024, the Board determined that John Bencich will no longer serve as the Company's Chief Executive Officer, effective as of August 21, 2024. In connection with Mr. Bencich’s separation, we entered into a Separation Agreement with Mr. Bencich, pursuant to which he received, in exchange for releasing us from all claims, (i) a lump-sum cash severance payment equivalent to 18 months of his base salary of approximately $855,000, (ii) premium payments for continued healthcare coverage for 18 months, grossed up for applicable taxes, (iii) in lieu of notice of termination, a cash payment equal to 30 days of his base salary of approximately $47,500, (iv) accelerated vesting of the unvested portion of each time-based option grant awarded to Mr. Bencich that is equal to the number of shares that would have vested over 18 months from August 21, 2024 and (v) ability to retain his outstanding performance-based restricted stock units until the earlier of their expiration by their existing terms or the achievement of the milestones. Mr. Bencich continued to serve as an advisor to the Company until December 31, 2024, during which time his existing equity awards continued to vest and he received compensation for his services of $114,750.

The Compensation Philosophy and 2024 Executive Compensation Program

Our Compensation Committee has adopted a pay for performance philosophy. We do not have any formal policies for allocating compensation among salary, annual cash incentive awards and long-term incentive equity grants, short- and long-term compensation or among cash and non-cash compensation. Instead, our Compensation Committee and our Board of Directors exercise judgment to establish a total compensation program for each NEO that is a mix of current, short- and long-term incentive compensation, and cash and non-cash compensation, that our Compensation Committee and Board of Directors believe is appropriate to achieve the goals of our executive compensation program and our corporate objectives. In setting the elements of compensation, our Compensation Committee considers prior compensation paid and amounts realizable from prior stock-based awards, as well as other benefits provided by the Company. Our 2024 executive compensation program was designed to motivate our executive officers to achieve key business goals and objectives by linking their performance and the Company’s performance to the compensation our executive officers receive. As such, we intend for a significant portion of the total compensation of our executive officers to be based on measures that support our Company goals and objectives over both the long and short term. To strengthen this link, we define clear and measurable quantitative objectives that are designed to foster achievement of results and returns to stockholders. Our Compensation Committee undertakes to maintain an overall compensation structure designed to attract, retain and motivate management and employees by providing appropriate incentives based on individual contribution and performance and avoiding undue emphasis on short-term market value.

Our Compensation Committee engages the services of Aon to assist with ensuring that the goals of the compensation program are met and is consistent with the compensation of companies that are similar in size, stage of development and complexity as our Company.

Each compensation element is discussed in more detail below and in the 2024 Summary Compensation Table and 2024 Outstanding Equity Awards at Fiscal Year End Table below.

Annual Base Salary

Base salaries for executive officers are reviewed annually in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels for similar positions at peer companies after taking into account individual responsibilities, performance, experience and other factors. Our Compensation Committee reviews competitive market data prepared by Aon when determining base salaries of its NEOs. Base salaries are targeted to approximately the 50th percentile range of comparable peer companies in aggregate. Salary increases are recommended to, and approved at the discretion of, the Board of Directors. The following table shows the annual base salaries for 2023 and 2024 for our named executive officers:

Name	2023 Base Salary ($)	2024 Base Salary ($)
Richard Stewart(1)	450,000	615,000
Cindy Jacobs	473,000	487,000
Mark Oki(2)	—	450,000
John Bencich	530,000	570,000
(1)
Mr. Stewart’s salary was increased from $400,000 to $450,000 as of July 1, 2023 and increased to $615,000 as of August 21, 2024 in connection with his appointment as Chief Executive Officer.
(2)
Mr. Oki became an employee effective December 5, 2024 with an annual salary of $450,000.

2024 Equity Awards

Equity awards are granted to executive officers at the discretion of the Compensation Committee. Our Compensation Committee reviews competitive market data prepared by Aon in connection with its grant of long-term equity incentive awards to the named executive officers at the market 50th to 75th percentile which is a higher target than our cash compensation to provide economic value as we are a clinical development-stage specialty pharmaceutical company and have not generated revenue to date. A blended approach of options and Performance-Based Restricted Stock Unit, or PSUs, were awarded to attract and retain highly skilled employees and provide long term incentive and performance-based goals which we believe are aligned with motivating our NEOs to enhance stockholder value. Our Compensation Committee believes that this mix of stock options and PSUs is appropriate given the Company's stage of development and the Company's pay for performance philosophy.

In January 2024, the Compensation Committee granted options to purchase 75,000 shares of common stock to John Bencich, options to purchase 60,000 shares of common stock to Richard Stewart, and options to purchase 36,000 shares of common stock to Cindy Jacobs. The stock options have an exercise price of $4.55 per share, which was the closing price of our stock on the date of grant, and vested as to one-third of the total on January 22, 2025, and thereafter vest in equal monthly installments over 24 months. Mr. Bencich’s stock options expired on March 31, 2025. At the same time, the Compensation Committee also granted 175,000 performance-based restricted stock units, or PSUs, to John Bencich, 140,000 PSUs to Richard Stewart and 84,000 PSUs to Cindy Jacobs. The PSUs vest as to 100% of the total amount on the achievement of acceptance of the New Drug Application, or NDA, for cytisinicline with the U.S. Food and Drug Administration, or FDA, in a Day-74 Letter; or 100% upon either marketing approval of cytisinicline by the FDA or acquisition of the Company occurring by a certain time. The Compensation Committee determined these goals were rigorous, but achievable, and as the NDA submission and acceptance is our next pivotal stage for the advancement of cytisinicline, will provide value to our stockholders and reflect our commitment to move cytisinicline to commercialization.

In December 2024, the Compensation Committee granted an option to purchase 72,000 shares of common stock to Mark Oki upon joining the Company which options had an exercise price of $4.52 per share, which was the closing price of our stock on the date of grant. This award vests as to one-third of the total on December 5, 2025, and thereafter vests in equal monthly installments over 24 months. At the same time, the Compensation Committee also granted 168,000 PSUs to Mark Oki with the same achievement vesting conditions set forth above with respect to the other NEOs.

2024 Bonuses

Annual cash bonuses for our executive officers are based on the achievement of corporate performance objectives that our Compensation Committee determined were rigorous, but achievable. In 2024, these goals included the achievement of clinical and CMC development goals, financial milestones and stretch goals to accelerate the cytisinicline development program. In January 2025, our Compensation Committee determined that approximately 150% of our 2024 corporate performance objectives were achieved and determined that 150% of each executive officer’s target bonus should be awarded based on the advancement of our cytisinicline program, including: (1) progress toward the certain milestones to file the NDA in the second quarter of 2025; (2) the initiation and enrollment completion of ORCA-OL clinical trial; (3) the furthering of the e-cigarette cessation program, including receipt of Breakthrough Therapy Designation and a successful, as defined, End of Phase 2 Meeting with the FDA; (4) furthering our CMC objectives; and (5) obtaining sufficient capital to achieve the operational goals.

With respect to the payment of these bonuses, Mr. Stewart’s target bonus was equal to 50% of his annual base salary of $615,000 (increased from $450,000, effective August 21, 2024) and he was awarded $382,253, and Cindy Jacobs’ target bonus was equal to 40% of her annual base salary of $487,000 and she was awarded $290,800. Mr. Oki commenced employment in December 2024 and was not eligible to participate in the 2024 bonus plan.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding the outstanding equity awards held by the NEOs as of December 31, 2024.

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Market Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)	Number of Shares or Units or Other Rights that Have Not Vested(#)	Market Value of Shares or Units or Other Rights that Have Not Vested ($)
Richard Stewart,	2,600	—	67.40	07/26/28	(1)	—		—	—	—
Chief Executive	5,050	—	51.20	09/20/28	(2)	—		—	—	—
Officer	3,750	—	28.40	01/29/29	(3)	—		—	—	—
	1,250	—	28.40	01/29/29	(4)	—		—	—	—
	22,500	—	11.20	01/28/30	(5)	—		—	—	—
	15,000	—	10.36	11/16/30	(6)	—		—	—	—
	48,958	1,042	13.09	01/26/31	(7)	—		—	—	—
	43,750	1,250	8.26	01/03/32	(8)	—		—	—	—
	47,917	27,083	4.90	01/25/33	(9)	—		—	—	—
	—	60,000	4.55	01/22/34	(10)	—		—	—	—
	—	—	—	—		75,000	(11)	264,000	—	—
	—	—	—	—		140,000	(12)	492,800	—	—

Cindy Jacobs,	17	—	4,092.00	05/19/25	(13)	—		—	—	—
President and	1,370	—	578.00	08/01/27	(14)	—		—	—	—
Chief Medical	1,000	—	67.40	07/26/28	(1)	—		—	—	—
Officer	1,850	—	51.20	09/20/28	(2)	—		—	—	—
	1,500	—	28.40	01/29/29	(3)	—		—	—	—
	500	—	28.40	01/29/29	(4)	—		—	—	—
	10,000	—	11.20	01/28/30	(5)	—		—	—	—
	12,000	—	10.36	11/16/30	(6)	—		—	—	—
	29,375	625	13.09	01/26/31	(7)	—		—	—	—
	31,597	903	8.26	01/03/32	(8)	—		—	—	—
	38,333	21,667	4.90	01/25/33	(9)	—		—	—	—
	—	36,000	4.55	01/22/34	(10)	—		—	—	—
	—	—	—	—		60,000	(11)	211,200	—	—
	—	—	—	—		84,000	(12)	295,680	—	—

Mark Oki	—	72,000	4.52	12/06/34	(15)	—		—	—	—
Chief Financial	—	—	—	—		168,000	(16)	591,360	—	—
Officer

John Bencich,	11	—	4,092.00	03/31/25	(13)	—		—	—	—
Former Chief	1,370	—	578.00	03/31/25	(14)	—		—	—	—
Executive Officer	1,250	—	67.40	03/31/25	(1)	—		—	—	—
	2,500	—	51.20	03/31/25	(2)	—		—	—	—
	1,500	—	28.40	03/31/25	(3)	—		—	—	—
	500	—	28.40	03/31/25	(4)	—		—	—	—
	10,000	—	11.20	03/31/25	(5)	—		—	—	—
	20,000	—	10.36	03/31/25	(6)	—		—	—	—
	60,000	—	13.09	03/31/25	(7)	—		—	—	—
	50,000	—	8.26	03/31/25	(8)	—		—	—	—
	100,000	—	4.90	03/31/25	(9)	—		—	—	—
	50,000	25,000	4.55	03/31/25	(17)	—		—	—	—
	—	—	—	—		100,000	(11)(18)	352,000	—	—
	—	—	—	—		175,000	(12)(18)	616,000	—	—

(1)
These stock options were granted under the 2017 Equity Incentive Plan and were fully vested on July 26, 2022.
(2)
These stock options were granted under the 2018 Equity Incentive Plan and were fully vested on September 20, 2022.
(3)
These stock options were granted under the 2018 Equity Incentive Plan and were fully vested on January 29, 2023.
(4)
These stock options were granted under the 2018 Equity Incentive Plan and vested on June 12, 2021.
(5)
These stock options were granted under the 2018 Equity Incentive Plan and were fully vested on January 28, 2024.
(6)
These stock options were granted under the 2018 Equity Incentive Plan and were fully vested on June 30, 2023.
(7)
These stock options were granted under the 2018 Equity Incentive Plan and vested as to 25% on January 26, 2022 and then vest monthly over a 36-month period.

(8)
These stock options were granted under the 2018 Equity Incentive Plan and vested as to one-third on January 3, 2023 and then vest monthly over a 24-month period.
(9)
These stock options were granted under the 2018 Equity Incentive Plan and vested as to one-third on January 25, 2024 and then vest monthly over a 24-month period.
(10)
These stock options were granted under the 2018 Equity Incentive Plan and vested as to one-third on January 22, 2025 and then vest monthly over a 24-month period.
(11)
These PSUs were granted under the 2018 Equity Incentive Plan and vest as to 50% upon the filing of a NDA for cytisinicline with the FDA, by a certain time, and 50% upon FDA acceptance of the NDA within 60 days of submission; or 100% upon either marketing approval of cytisinicline by the FDA or an acquisition of us occurring by a certain time.
(12)
These PSUs were granted under the 2018 Equity Incentive Plan and vest as to 100% upon the acceptance of a NDA for cytisinicline by the FDA in a Day-74 Letter; or 100% upon either marketing approval of cytisinicline by FDA or acquisition of us occurring by a certain time.
(13)
These stock options were granted under the 2010 Performance Incentive Plan and were fully vested on January 1, 2019.
(14)
These stock options were granted under the 2017 Equity Incentive Plan and were fully vested on August 15, 2021.
(15)
These stock options were granted under the 2024 Equity Inducement Plan and vest as to one-third on December 5, 2025 and then vest monthly over a 24-month period.
(16)
These PSUs were granted under the 2024 Equity Inducement Plan and vest as to 100% upon the acceptance of a NDA for cytisinicline by the FDA in a Day-74 Letter; or 100% upon either marketing approval of cytisinicline by FDA or acquisition of us occurring by a certain time.
(17)
These stock options were granted under the 2018 Equity Incentive Plan, and pursuant to the Separation Agreement, the vesting of unvested shares was accelerated such that the number of shares that would have vested if Mr. Bencich had continued employment for the 18 months following August 21, 2024. Additionally, during his continued service as an advisor, the shares subject to his existing stock options continued to vest until December 31, 2024.
(18)
Pursuant to the Separation Agreement with Mr. Bencich he retains these outstanding performance-based restricted stock units until the earlier of their expiration by their existing terms or the achievement of the milestones.

Pay versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following disclosure regarding executive compensation for our principal executive officers, or PEOs and our other NEOs, or Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. The Compensation Committee undertakes to maintain an overall compensation structure designed to attract, retain and motivate management and employees by providing appropriate incentives based on individual contribution and performance and avoiding undue emphasis on short-term market value. The amounts shown for “Compensation Actually Paid” have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs; these amounts reflect the Summary Compensation Table total with certain adjustments as described in the following table and footnotes.

Year	Summary Compensation Table Total for PEO(1) $	Summary Compensation Table Total for PEO(2) $	Compensation Actually Paid to PEO (1)(4) $	Compensation Actually Paid to PEO (2)(4) $	Average Summary Compensation Table Total for Non-PEO NEOs(3) $	Average Compensation Actually Paid to Non-PEO NEOs $	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(5) $`	Net Income/(Loss) $

2024	1,735,552	2,518,977	1,486,755	2,199,924	1,148,588	1,618,927	43.46	(39,827,000)
2023	—	1,697,957	—	1,635,000	1,276,685	1,236,370	50.86	(29,815,000)
2022	—	1,504,795	—	1,069,416	1,192,669	861,361	30.25	(42,350,000)

(1)
Richard Stewart is our Chief Executive Officer and has been our PEO since August 2024; he was a non-PEO NEO in 2022, 2023 and 2024 (until August).
(2)
John Bencich was our PEO in 2022, 2023 and 2024 (until August); he was our Chief Executive Officer from September 2020 to August 2024.
(3)
Cindy Jacobs was a non-PEO NEO in 2022, 2023 and 2024. Mark Oki has been a non-PEO NEO since December 2024.
(4)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards columns are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.

(5)
Represents the cumulative total return on $100 invested in the Company’s common stock as of the last day of public trading of the Company’s common stock in fiscal year 2021 through the last day of public trading of the Company’s common stock in the applicable fiscal year for which the cumulative total return is reported.

Year	Summary Compensation Table Total for PEO ($)(1)	Summary Compensation Table Total for PEO ($)(2)	Exclusion of Stock Awards and Option Awards for PEO ($)(1)	Exclusion of Stock Awards and Option Awards for PEO ($)(2)	Inclusion of Equity Values for PEO ($)(1)	Inclusion of Equity Values for PEO ($)(2)	Compensation Actually Paid to PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)
2024	1,735,552	2,518,977	(843,420)	(1,054,275)	594,623	735,222	1,486,755	2,199,924
2023	—	1,697,957	—	(916,207)	—	853,250	—	1,635,000
2022	—	1,504,795	—	(771,670)	—	336,291	—	1,069,416
(1)
Richard Stewart is our Chief Executive Officer and has been our PEO since August 2024; he was a non-PEO NEO in 2022, 2023 and 2024 (until August).
(2)
John Bencich was our PEO in 2022, 2023 and 2024 (until August); he was our Chief Executive Officer from September 2020 to August 2024.

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	1,148,588	(745,288)	1,215,627	1,618,927
2023	1,276,685	(618,440)	578125	1,236,370
2022	1,192,669	(598,044)	266,736	861,361

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables for each of Richard Stewart and John Bencich, respectively:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Total - Inclusion of Equity Values for PEO ($)
2024	675,387	(66,747)	—	(14,017)	—	594,623

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Total - Inclusion of Equity Values for PEO ($)
2024	616,000	—	152,156	(32,934)	—	735,222
2023	740,911	(8,318)	—	120,657	—	853,250
2022	413,664	(89,088)	—	11,716	—	336,291

Year	Average Year- End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non- PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non- PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2024	1,278,736	(53,100)	—	(10,009)	—	1,215,627
2023	500,115	(3,409)	—	81,419	—	578,125
2022	320,590	(57,034)	—	3,180	—	266,736

Pay Versus Performance Table

The illustrations below provide a graphical description of compensation actually paid (as calculated in accordance with the SEC rules) and the following measures: (i) our cumulative total shareholder return, or TSR; and (ii) our net income/(loss).

Compensation Actually Paid (Cap) and TSR

As shown in the following graph, the compensation actually paid or CAP, to each of Mr. Stewart and Mr. Bencich and the average amount of compensation actually paid to our Non – PEO NEOs during the periods presented are negatively correlated. We do utilize several performance measures to align executive compensation with our performance, but those tend not to be financial performance measures, such as TSR. For example, part of the compensation our named executive officers are eligible to receive consists of annual performance-based cash bonuses which are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals and to reward our executives for individual achievement towards these goals. Additionally, we view stock options, which are an integral part of our executive compensation program, as related to company performance although not directly tied to TSR, because they provide value only if the market price of our common stock increases, and if the executive officer continues in our employment over the vesting period. These stock option awards strongly align our executive officers’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value for our stockholders and by encouraging our executive officers to continue in our employment for the long-term.

Compensation Actually Paid and Net Income/(Loss)

Because we are not a commercial-stage company, we did not have any revenue during the periods presented and our company has not historically looked to net income (loss) as a performance measure for our executive compensation program.

Potential Payments Upon Termination/Change of Control

Change of Control Under Our Equity Compensation Plans

The following discussion sets forth the change of control provisions provided for in our various equity compensation plans.

2010 Performance Incentive Plan

Under the 2010 Performance Incentive Plan, the administrator has the discretion to provide in each award agreement the terms and conditions with respect to a change of control that relate to the vesting of an award and the assumption of an award or issuance of comparable securities under an incentive program. If the terms of an option agreement provide for accelerated vesting in the event of a change of control, or to the extent that an option is vested and not yet exercised, the administrator may provide for the purchase or exchange of each option for an amount of cash or other property. Outstanding options shall terminate and cease to be exercisable upon a change of control except to the extent that the options are assumed by the successor entity (or parent of the successor entity) pursuant to the terms of the change of control transaction.

2017 Equity Incentive Plan

Under the 2017 Equity Incentive Plan, or the 2017 Plan, unless otherwise determined by the compensation committee, all outstanding awards will be subject to the agreement governing the change of control transaction. Such agreement need not treat all such awards in an identical manner, and it will provide for one or more of the following with respect to each award: the continuation of the award, the assumption of the award, the substitution of the award, the full or partial acceleration of the award, the settlement of the award in cash, equivalents or securities of the successor entity (or its parent, if any) or the cancellation of the award in exchange for no consideration. In the event the successor corporation in the change of control transaction refuses to either assume, convert, replace or substitute awards, then the compensation committee will notify the award holder in writing or electronically that such award will be exercisable for a period of time determined by the compensation committee (in its sole discretion) and that the award will terminate upon expiration of such period. Upon the effectiveness of our 2018 Equity Incentive Plan, we ceased granting equity awards under our 2017 Plan.

In addition, in the event of a change of control, the vesting of all awards granted to our non-employee directors shall accelerate and any stock option shall become exercisable (as applicable) in full as of the time of consummation of such change in control transaction.

2018 Equity Incentive Plan

Under the 2018 Equity Incentive Plan, unless otherwise determined by the compensation committee, all outstanding awards will be subject to the agreement governing the change of control transaction. Such agreement need not treat all such awards in an identical manner, and it will provide for one or more of the following with respect to each award: the continuation of the award, the assumption of the award, the substitution of the award, the full or partial acceleration of the award, the settlement of the award in cash, equivalents or securities of the successor entity (or its parent, if any) or the cancellation of the award in exchange for no consideration. In the event the successor corporation in the change of control transaction refuses to either assume, convert, replace or substitute awards, then the compensation committee will notify the award holder in writing or electronically that such award will be exercisable for a period of time determined by the compensation committee (in its sole discretion) and that the award will terminate upon expiration of such period.

In addition, in the event of a change of control, the vesting of all awards granted to our non-employee directors shall accelerate and any stock options shall become exercisable in full as of the time of consummation of such change in control transaction.

2024 Equity Inducement Plan

Under the 2024 Equity Inducement Plan, unless otherwise determined by the compensation committee, all outstanding awards will be subject to the agreement governing such change of control transaction. Such agreement need not treat all such awards in an identical manner, and it will provide for one or more of the following with respect to each award: the continuation of the award, the assumption of the award, the substitution of the award, the full or partial acceleration of the award, the settlement of the award in cash, equivalents or securities of the successor entity (or its parent, if any) or the cancellation of the award in exchange for no consideration. In the event the successor corporation in the change of control transaction refuses to either assume, convert, replace or substitute awards, then the compensation committee will notify the award holder in writing or electronically that such award will be exercisable for a period of time determined by the compensation committee (in its sole discretion) and that the award will terminate upon expiration of such period.

Termination and Change of Control Provisions Under Employment Agreements

During the year ended December 31, 2024, we had at-will employment agreements in place with each of our NEOs that provided for compensation upon the termination of their employment under certain circumstances, as described below.

Stewart Agreement

Our agreement (through a United Kingdom subsidiary) with Richard Stewart, referred to as the Stewart Agreement, provides Mr. Stewart with termination benefits in the event of a Qualifying Termination, which is a termination without cause or for good reason (each as defined in the Stewart Agreement), provided that, in the case of termination for good reason, Mr. Stewart has provided us within 60 days of becoming aware of conditions giving rise to a good reason written notice and an opportunity to cure such breach within 30 days of being served the notice.

The Stewart Agreement provides that if a Qualifying Termination occurs, we will be obligated to pay Mr. Stewart a lump sum payment equal to 18 months of his then-current base salary and continue paying his monthly health insurance premiums for a discretionary period to be decided by us. Notwithstanding the terms of any of our equity compensation plans or any agreement in connection with such plans, if there is a Qualifying Termination, each of Mr. Stewart’s then outstanding equity awards, including awards that would otherwise vest only upon satisfaction of performance criteria, shall accelerate and become vested and exercisable as to an additional 18 months as if Mr. Stewart had continued in employment for 18 months following his Qualifying Termination.

The Stewart Agreement provides for specific termination benefits upon a Qualifying Termination which occurs within 12 months after the Company is subject to a corporate transaction, or Corporate Qualifying Termination. Upon such a Corporate Qualifying Termination, we will be obligated to pay Mr. Stewart a lump sum equal to (i) his monthly salary at the rate in effect immediately prior to the termination multiplied by 24, plus (ii) 100% of his target annual bonus for the year during which the termination occurs. In addition, we will be obligated to continue payment of his health insurance premiums for a discretionary period to be decided by us, subject to certain limitations. Notwithstanding the terms of any of our equity compensation plans or any agreement in connection with such plans, upon a Corporate Qualifying Termination, each of Mr. Stewart’s then outstanding equity awards, including awards that would otherwise vest only upon satisfaction of performance criteria, shall accelerate and become vested and exercisable as to 100% of the then unvested shares subject to the equity award, effective as of Mr. Stewart’s separation from service.

All termination benefits in the event of a Qualifying Termination or a Corporate Qualifying Termination are subject to Mr. Stewart’s execution, delivery and non-revocation of a general release of all litigation and other claims against us and our affiliates.

Jacobs Agreement

Our agreement with Cindy Jacobs, referred to as the Jacobs Agreement, provides Dr. Jacobs with termination benefits in the event of an Involuntary Termination, which is a termination without cause, a resignation for good reason or a termination for disability (each as defined in the Jacobs Agreement), provided that, in the case of termination for good reason, Dr. Jacobs has provided us with 30 days’ advance written notice and an opportunity to cure such breach during such 30-day period.

The Jacobs Agreement provides that if an Involuntary Termination occurs, we will be obligated to pay Dr. Jacobs a lump sum payment equal to 12 months of her then-current base salary. In addition, if Dr. Jacobs elects to continue her and her dependents’ health insurance coverage under COBRA, we must pay up to 12 months of Dr. Jacobs’ monthly premium under COBRA. Notwithstanding the terms of any of our equity compensation plans or any agreement in connection with such plans, if there is an Involuntary Termination, then the time-based vesting restrictions, if any, will immediately lapse on an additional number of shares under all of Dr. Jacobs’ outstanding compensatory equity awards, which includes outstanding stock options granted to Dr. Jacobs under our equity compensation plans, that would have time-vested if Dr. Jacobs had continued in employment for 12 months following her Involuntary Termination.

The Jacobs Agreement provides for specific termination benefits if an Involuntary Termination occurs during the period beginning three months before and ending 12 months after a change in control or if such Involuntary Termination is required by the merger agreement, purchase agreement or other instrument relating to such change in control, or such Involuntary Termination is made at the express request of the other party or parties to the transaction constituting such change in control, each of which events is referred to as a Change in Control Termination. Upon such a Change in Control Termination, we will be obligated to pay Dr. Jacobs 24 months of her then-current base salary, plus a sum equal to 24 months of her average monthly bonus earnings, where such average is calculated over the 24-month period immediately preceding Dr. Jacobs’ separation from services and based on Dr. Jacobs’ bonuses paid in such 24-month period. In addition, our payment of monthly COBRA premiums as described above will be for up to 24 months instead of up to 12 months. Notwithstanding the terms of any of our equity compensation plans or any agreement in connection with such plans, upon a Change in Control Termination, all vesting restrictions, if any, including performance vesting restrictions, will immediately lapse on all of Dr. Jacobs’ compensatory equity effective as of her separation from service.

All termination benefits in the event of an Involuntary Termination or Change in Control Termination are subject to Dr. Jacobs’ execution, delivery and non-revocation of a general release of all litigation and other claims against us and our affiliates.

Oki Agreement

Our agreement with Mark Oki, referred to as the Oki Agreement, provides Mr. Oki with termination benefits in the event of an Involuntary Termination, which is a termination without cause, a resignation for good reason or a termination for disability (each as defined in the Oki Agreement), provided that, in the case of termination for good reason, Mr. Oki has provided us with 30 days’ advance written notice and an opportunity to cure such breach during such 30-day period. We may terminate the Oki Agreement with or without cause by giving Mr. Oki 30 days’ advance written notice, or a cash payment equivalent to 30 calendar days of his then-current base salary in lieu of providing such notice.

The Oki Agreement provides that if an Involuntary Termination occurs, we will be obligated to pay Mr. Oki a lump sum payment equal to 12 months of his then-current base salary. In addition, if Mr. Oki elects to continue his and his dependents’ health insurance coverage under COBRA, we must pay in a lump sum payment the number of months of Mr. Oki’s monthly premium under COBRA, that is equal to the 12 months. Notwithstanding the terms of any of our equity compensation plans or any agreement in connection with such plans, if there is an Involuntary Termination, then the time-based vesting restrictions, if any, will immediately lapse on an additional number of shares under all of Mr. Oki’s outstanding compensatory equity awards, which includes outstanding stock options granted to Mr. Oki under our equity compensation plans, that would have time-vested if Mr. Oki had continued in employment for 12 months following his Involuntary Termination.

The Oki Agreement provides for additional termination benefits if an Involuntary Termination occurs during the period beginning three months before and ending 12 months after a change in control or if such Involuntary Termination is required by the merger agreement, purchase agreement or other instrument relating to such change in control, or such Involuntary Termination is made at the express request of the other party or parties to the transaction constituting such change in control, each of which events is referred to as a Change in Control Termination. Upon such a Change in Control Termination, we will be obligated to pay Mr. Oki 24 months of his then-current base salary, plus a sum equal to 24 months of his average monthly bonus earnings, where such average is calculated over the 24-month period immediately preceding Mr. Oki’s separation from services and based on Mr. Oki’s bonuses paid in such 24-month period. In addition, our payment of monthly COBRA premiums as described above will be for up to 24 months instead of up to 12 months. Notwithstanding the terms of any of our equity compensation plans or any agreement in connection with such plans, upon a Change in Control Termination, all vesting restrictions, if any, including performance vesting restrictions, will immediately lapse on all of Mr. Oki’s compensatory equity effective as of his separation from service.

All termination benefits in the event of an Involuntary Termination or Change in Control Termination are subject to Mr. Oki’s execution, delivery and non-revocation of a general release of all litigation and other claims against us and our affiliates.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock by the following persons as of April 15, 2025, except as otherwise noted in the footnotes to the table:

•
each person, entity or group who we know to beneficially own five percent or more of our voting securities;
•
each of our directors and director nominees;
•
each of our NEOs identified in the Summary Compensation Table; and
•
all of our directors and executive officers as a group.

The address of each beneficial owner listed in the table is c/o Achieve Life Sciences, Inc., 22722 29th Drive SE, Suite 100, Bothell, Washington 98021. The percentages in the table below are based on 34,685,072 shares of our common stock outstanding as of April 15, 2025. Except as indicated in the footnotes to the table and pursuant to applicable community property laws, to our knowledge, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The information provided in the table is based on our records and information filed with the SEC, unless otherwise noted.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(a)	Percent of Class(%)(a)
5% or Greater Stockholders:
Franklin Resources, Inc.(1)	6,052,374	17
Patrick J. Callahan III (2)	2,167,439	6
Dialectic Capital Management, LP(3)	3,538,093	10
Propel Bio Management LLC(4)	2,334,176	6.7
Blackrock, Inc.(5)	2,071,132	6
The Vanguard Group(6)	1,940,388	5.6
Contrarian Achieve SPV LP(7)	1,978,377	5.7
Named Executive Officers and Directors:
Richard Stewart(8)	302,267	*
John Bencich(9)	110,636	*
Cindy Jacobs(10)	186,601	*
Thomas B. King(11)	78,750	*
Mark Oki	10,000	*
Bridget Martell(12)	73,050	*
Stuart Duty(13)	78,750	*
Thomas Sellig(14)	78,750	*
Nancy R. Phelan(15)	6,563	*
Kristen Slaoui(16)	6,563	*
All current officers and directors as a group (11 persons)(17)	1,140,335	3

* Less than 1%

(a)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants currently exercisable, or exercisable within 60 days of April 15, 2025, are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person.
(1)
Based solely on a Schedule 13G filed by Franklin Resources, Inc. ("FRI"); Charles B. Johnson ("C. Johnson"); Rupert H. Johnson, Jr. ("R. Johnson"); and Franklin Advisers, Inc. Franklin Advisers, Inc. owns 6,052,374 shares of Common Stock which includes 2,181,025 shares of Common Stock issuable on the exercise of warrants. C. Johnson and R. Johnson may each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI. The securities reported are beneficially owned by one or more open or closed end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of FRI. The investment management subsidiaries may be deemed to be the beneficial owners in this Schedule 13G. The address for FRI is One Franklin Parkway, San Mateo, CA 94403-1906.
(2)
Based solely on a Schedule 13G filed jointly by Patrick J. Callahan III and Patrick J. Callahan III Trust. Patrick J. Callahan III beneficially owns 2,167,439 shares of Common Stock which includes 639,146 shares of Common Stock issuable on the exercise of warrants; and Patrick J. Callahan III Trust beneficially owns 2,067,439 which includes 639,146 shares of Common Stock issuable on the exercise of warrants. The address of Patrick J. Callahan III and Patrick J. Callahan III Trust is 1189 Wilmette Avenue #216, Wilmette, IL 60091.

(3)
Based solely on a Schedule 13G filed by: (1) Dialectic Capital Management, LP; (2) Dialectic Partners, LLC; (3) Dialectic Life Sciences SPV LLC; (4) Dialectic LS Manager LLC; and (5) John Fichthorn (collectively, the "Reporting Persons"), the Reporting Persons beneficially own 3,593,093 shares of Common Stock, including 44,903 shares of Common Stock issuable on the exercise of warrants. Mr. Fichthorn directly beneficially owned 55,000 shares of Common Stock and, as managing member of both Dialectic Partners and Dialectic LS may be deemed to beneficially own the 3,538,093 shares of Common Stock, including the 44,903 shares of Common Stock issuable on the exercise of warrants. The address for Dialectic Capital Management, LP is 119 Rowayton Avenue, 2nd Floor, Norwalk, CT 06853.
(4)
Based solely on the Schedule 13G filed jointly by Propel Bio Management LLC (“Propel”), Leen Kawas ("Ms. Kawas"), Richard Kayne ("Mr. Kayne") and Propel Bio Partners LLC (“General Partner”). 2,334,176 shares of Common Stock are directly owned by a private investment fund, special purpose vehicle and an investment company, for which Propel and Ms. Kawas provide advisory services. Ms. Kawas is the sole owner of Propel. Propel and Ms. Kawas expressly disclaim beneficial ownership of the shares. General Partner serves as the general partner to a private investment fund managed by Propel. Ms. Kawas and Mr. Kayne are control persons of the General Partner and each expressly disclaim beneficial ownership of the shares. The address of Propel Bio Management is 11620 Wilshire Blvd., Suite 350, Los Angeles, CA 90025.
(5)
Based solely on the Schedule 13G filed by BlackRock, Inc. BlackRock, Inc. beneficially owns 2,071,132 shares of Common Stock. The subsidiary of BlackRock, Inc. is BlackRock Advisors, LLC; BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association; and BlackRock Investment Management, LLC. No one person’s interest in the common stock is more than five percent of the total outstanding common shares. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(6)
Based solely on the Schedule 13G/A filed by The Vanguard Group. The VanGuard Group beneficially owns 1,940,388 shares of Common Stock. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern PA 19355.
(7)
Based solely on a Schedule 13G/A filed jointly by Contrarian Achieve SPV LP ("Contrarian Achieve"), Contrarian Alpha, LP ("Contrarian Alpha"), Contrarian Achieve GP LLC ("Achieve GP"), Contrarian Alpha GP, LLC ("Alpha GP"), Contrarian Alpha Management, LLC ("Contrarian Alpha Management") and Parker Quillen ("Mr. Quillen"). Contrarian Achieve beneficially owned a total of 1,978,377 shares of Common Stock consisting of 1,318,918 shares of Common Stock held directly and warrants currently exercisable for 659,459 shares of Common Stock; and Contrarian Alpha beneficially owned 325,000 shares of Common Stock consisting of 225,000 shares of Common Stock held directly and warrants currently exercisable for 100,000 shares of Common Stock; Achieve GP, as the general partner of Contrarian Achieve may be deemed to beneficially own the total of 1,978,377 share of Common Stock beneficially owned by Contrarian Achieve; Alpha GP, as general partner of Contrarian Alpha, may deemed to beneficially own the total of 325,000 share of Common Stock beneficially owned by Contrarian Alpha; Contrarian Alpha Management, as the investment manager of Contrarian Alpha, may be deemed to beneficially own the total of 325,000 shares of Common Stock beneficially owned by Contrarian Alpha; and Mr. Quillen as manager of Achieve GP and Alpha GP, may be deemed to beneficially own the total of 2,303,377 shares of Common Stock beneficially owned by Achieve GP and Alpha GP. The address for Contrarian Achieve SPV LP is 22 Fieldview Lane, East Hampton, NY 11937.
(8)
Represents 50,876 shares of Common Stock owned directly, 10,000 warrants, 230,150 options exercisable within 60 days of April 15, 2025, and 359 shares owned indirectly through his spouse, and 882 shares owned indirectly through Ricanto Limited as principal owner.
(9)
Represents 100,636 shares of Common Stock owned directly and 10,000 warrants.
(10)
Represents 33,214 shares of Common Stock owned directly, 153,387 options exercisable within 60 days of April 15, 2025.
(11)
Represents 78,750 options exercisable within 60 days of April 15, 2025.
(12)
Represents 73,050 options exercisable within 60 days of April 15, 2025.
(13)
Represent 78,750 options exercisable within 60 days of April 15, 2025.
(14)
Represent 78,750 options exercisable within 60 days of April 15, 2025.
(15)
Represents 6,563 options exercisable within 60 days of April 15, 2025.
(16)
Represents 6,563 options exercisable within 60 days of April 15, 2025.
(17)
Represents for the current officers and directors as a group, 264,917 shares of Common Stock owned directly or indirectly as indicated above, 875,418 options exercisable within 60 days of April 15, 2025.

OTHER MATTERS

Delivery of Documents to Stockholders Sharing an Address

We have adopted a process for delivering documents to stockholders that has been approved by the SEC called “householding.” Under this process, stockholders of record who have the same address and last name will receive only one copy of our Annual Report and this Proxy Statement, unless we or one of our mailing agents has received contrary instructions from any stockholder at that address. We will continue to mail a proxy card to each stockholder of record.

If you prefer to receive multiple copies of the Annual Report and this Proxy Statement at the same address, additional copies will be provided to you promptly upon either written or oral request. If you are a stockholder of record, you may contact us by writing to Achieve Life Sciences, Inc., Attention: Secretary, 22722 29th Drive SE, Suite 100, Bothell, Washington 98021 or calling (604) 210‑2217. Eligible stockholders of record receiving multiple copies of our Annual Report and this Proxy Statement who wish to only receive one copy in the future, can request householding by contacting us in the same manner.

If you are a beneficial owner holding shares through your broker, bank or other nominee, you may request additional copies of the Annual Report or this Proxy Statement, or you may request householding, by notifying your broker, bank or other nominee.

Stockholder Proposals to Be Presented at 2026 Annual Meeting

Our bylaws provide that, for stockholder nominations to the Board of Director or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to our Secretary at either 22722 29th Drive SE, Suite 100, Bothell, Washington 98021, Attn: Secretary or 1040 West Georgia Street, Suite 1030, Vancouver, British Columbia, Canada V6E 4H1, Attn: Secretary.

To be timely for our 2026 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not earlier than the close of business on February 4, 2026 and not later than the close of business on March 6, 2026. A stockholder’s notice to our Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our bylaws.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2026 annual meeting of stockholders must be received by us not later than December 29, 2025 in order to be considered for inclusion in our proxy materials for our 2026 annual meeting of stockholders.

In addition to satisfying the requirements under our Bylaws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 5, 2026.

Transaction of Other Business

At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Richard Stewart

Chief Executive Officer

Bothell, Washington

April 28, 2025

Appendix A

2023 Non-Employee Director Equity Incentive Plan

2023 NON-EMPLOYEE DIRECTOR

EQUITY INCENTIVE PLAN

1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain, and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents, Subsidiaries, and Affiliates that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 27.

2. SHARES SUBJECT TO THE PLAN.

2.1. Number of Shares Available. Subject to Sections 2.4 and 20 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the date of adoption of the Plan by the Board, is ~~300,000~~ 950,000 Shares.

2.2. Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option granted under this Plan but which cease to be subject to the Option for any reason other than exercise of the Option, (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price, (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued or (d) are surrendered pursuant to an Exchange Program. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used to pay the exercise price of an Award or withheld to satisfy the tax withholding obligations related to an Award will become available for grant and issuance in connection with subsequent Awards under this Plan.

2.3. Minimum Share Reserve. At all times the Company will reserve and keep available a sufficient number of Shares as will be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.4. Adjustment of Shares. If the number or class of outstanding Shares is changed by a stock dividend, extraordinary dividend or distribution (whether in cash, shares, or other property, other than a regular cash dividend), recapitalization, stock split, reverse stock split, subdivision, combination, consolidation, reclassification, spin-off, or similar change in the capital structure of the Company, without consideration, then (a) the number and class of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, including Shares reserved under sub-clauses (a)-(e) of Section 2.1, (b) the Exercise Prices of and number and class of Shares subject to outstanding Options, and (c) the number and class of Shares subject to other outstanding Awards, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities or other laws, provided that fractions of a Share will not be issued.

If, by reason of an adjustment pursuant to this Section 2.4, a Participant’s Award Agreement or other agreement related to any Award, or the Shares subject to such Award, covers additional or different shares of stock or securities, then such additional or different shares, and the Award Agreement or such other agreement in respect thereof, will be subject to all of the terms, conditions, and restrictions which were applicable to the Award or the Shares subject to such Award prior to such adjustment.

3. ELIGIBILITY. All Awards may be granted only to Non-Employee Directors.

4. ADMINISTRATION.

4.1. Administration; Authority. This Plan will be administered by the Board. Subject to the general purposes, terms, and conditions of this Plan, the Board will have full power to implement and carry out this Plan. The Board will have the authority to:

(a) construe and interpret this Plan, any Award Agreement, and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend, and rescind rules and regulations relating to this Plan or any Award;

(c) select persons to receive Awards;

(d) determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the Exercise Price, the time or times when Awards may vest and be exercised (which may be based on performance criteria) or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legally due, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Board will determine;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;

(g) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary, or Affiliate;

(h) grant waivers of Plan or Award conditions;

(i) determine the vesting, exercisability, and payment of Awards;

(j) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(k) determine whether an Award has been vested and/or earned;

(l) determine the terms and conditions of any, and to institute any Exchange Program;

(m) reduce, waive or modify any criteria with respect to Performance Factors;

(n) adjust Performance Factors to take into account changes in law and accounting or tax rules as the Board deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events, or circumstances to avoid windfalls or hardships;

(o) adopt terms and conditions, rules, and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States or to qualify Awards for special tax treatment under laws of jurisdictions other than the United States;

(p) exercise discretion with respect to Performance Awards;

(q) make all other determinations necessary or advisable for the administration of this Plan; and

4.2. Board Interpretation and Discretion. Any determination made by the Board with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination will be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement will be submitted by the Participant or Company to the Board for review. The resolution of such a dispute by the Board will be final and binding on the Company and the Participant.

4.3. Documentation. The Award Agreement for a given Award, the Plan, and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

4.4. Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws and practices in other countries in which the Company, its Subsidiaries, and Affiliates operate or have individuals eligible for Awards, the Board, in its sole discretion, will have the power and authority to: (a) determine which Subsidiaries and Affiliates will be covered by the Plan; (b) determine which individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to individuals outside the United States or foreign nationals to comply with applicable foreign laws, policies, customs, and practices; (d) establish subplans and modify exercise procedures, vesting conditions, and other terms and procedures to the extent the Board determines such actions to be necessary or advisable (and such subplans and/or modifications will be attached to this Plan as appendices, if necessary); and (e) take any action, before or after an Award is made, that the Board determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals, provided, however, that no action taken under this Section 4.4 will increase the Share limitations contained in Section 2.1 hereof. Notwithstanding the foregoing, the Board may not take any actions hereunder, and no Awards will be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

5. OPTIONS. An Option is the right but not the obligation to purchase a Share, subject to certain conditions, if applicable. The Board may grant Options to Participants and will determine the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following terms of this section. All Options granted under the Plan will be non-qualified stock options for U.S. tax purposes.

5.1. Option Grant. Each Option granted under this Plan will be a non-qualified stock option for U.S. tax purposes. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Board will: (a) determine the nature, length, and starting date of any Performance Period for each Option; and (b) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2. Date of Grant. The date of grant of an Option will be the date on which the Board makes the determination to grant such Option, or a specified future date. The Award Agreement will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3. Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option, provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted. The Board also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Board determines.

5.4. Exercise Price. The Exercise Price of an Option will be determined by the Board when the Option is granted, provided that the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 10 and the Award Agreement and in accordance with any procedures established by the Company.

5.5. Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Board and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Board may specify from time to time) from the person entitled to exercise the Option (and/or via electronic execution through the authorized third-party administrator), and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Board and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.4 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6. Termination of Service. If the Participant’s Service terminates for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates no later than three (3) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Board), but in any event no later than the expiration date of the Options.

(a) Death. If the Participant’s Service terminates because of the Participant’s death (or the Participant dies within three (3) months after Participant’s Service terminates other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Board), but in any event no later than the expiration date of the Options.

(b) Disability. If the Participant’s Service terminates because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Board), but in any event no later than the expiration date of the Options.

(c) Cause. Unless otherwise determined by the Board, if the Participant’s Service terminates for Cause, then Participant’s Options (whether or not vested) will expire on the date of termination of Participant’s Service if the Board has reasonably determined in good faith that such cessation of Services has resulted in connection with an act or failure to act constituting Cause (or such Participant’s Services could have been terminated for Cause (without regard to the lapsing of any required notice or cure periods in connection therewith) at the time such Participant terminated Service), or at such later time and on such conditions as are determined by the Board, but in any event no later than the expiration date of the Options. Unless otherwise provided in an employment agreement, Award Agreement, or other applicable agreement, Cause will have the meaning set forth in the Plan.

5.7. Modification, Extension or Renewal. The Board may modify, extend, or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Subject to Section 17 of this Plan, by written notice to affected Participants, the Board may reduce the Exercise Price of outstanding Options without the consent of such Participants, provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

6. RESTRICTED STOCK UNITS. A Restricted Stock Unit (“RSU”) is an award to an eligible Participant covering a number of Shares that may be settled by issuance of those Shares (which may consist of Restricted Stock) or in cash. All RSUs will be made pursuant to an Award Agreement.

6.1. Terms of RSUs. The Board will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU, (b) the time or times during which the RSU may be settled, (c) the consideration to be distributed on settlement, and (d) the effect of the Participant’s termination of Service on each RSU, provided that no RSU will have a term longer than ten (10) years. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Board will: (i) determine the nature, length, and starting date of any Performance Period for the RSU; (ii) select from among the Performance Factors to be used to measure the performance, if any; and (iii) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and Participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

6.2. Form and Timing of Settlement. Payment of earned RSUs will be made as soon as practicable after the date(s) determined by the Board and set forth in the Award Agreement. The Board, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Board may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned, provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code to the extent applicable.

6.3. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Board).

7. RESTRICTED STOCK AWARDS. A Restricted Stock Award is an offer by the Company to sell to an eligible Participant Shares that are subject to restrictions (“Restricted Stock”). The Board will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

7.1. Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer to purchase such Restricted Stock Award will terminate, unless the Board determines otherwise.

7.2. Purchase Price. The Purchase Price for Shares issued pursuant to a Restricted Stock Award will be determined by the Board and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 10 of the Plan, and the Award Agreement and in accordance with any procedures established by the Company.

7.3. Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Board may impose or are required by law. These restrictions may be based on completion of a specified period of Service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Board will: (a) determine the nature, length, and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

7.4. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Board).

8. STOCK BONUS AWARDS. A Stock Bonus Award is an award to an eligible Participant of Shares for Services to be rendered or for past Services already rendered to the Company or any Parent, Subsidiary, or Affiliate. All Stock Bonus Awards will be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

8.1. Terms of Stock Bonus Awards. The Board will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified period of Service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Board will: (a) determine the restrictions to which the Stock Bonus Award is subject, including the nature, length, and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors, if any, to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

8.2. Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Board.

8.3. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Board).

9. PERFORMANCE AWARDS.

9.1. Types of Performance Awards. A Performance Award is an award to an eligible Participant that is based upon the attainment of performance goals, as established by the Board, and other terms and conditions specified by the Board, and may be settled in cash, Shares (which may consist of, without limitation, Restricted Stock), other property, or any combination thereof. Grants of Performance Awards will be made pursuant to an Award Agreement that cites Section 9 of the Plan.

(a) Performance Shares. The Board may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded, and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares will consist of a unit valued by reference to a designated number of Shares, the value of which may be paid to the Participant by delivery of Shares or, if set forth in the instrument evidencing the Award, of such property as the Board will determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon the attainment of performance goals, as established by the Board, and other terms and conditions specified by the Board. The amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Board will determine in its sole discretion.

(b) Performance Units. The Board may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded, and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units will consist of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Board will determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon the attainment of performance goals, as established by the Board, and other terms and conditions specified by the Board.

(c) Cash-Settled Performance Awards. The Board may also grant cash-settled Performance Awards to Participants under the terms of this Plan. Such awards will be based on the attainment of performance goals using the Performance Factors within this Plan that are established by the Board for the relevant performance period.

9.2. Terms of Performance Awards. The Board will determine, and each Award Agreement will set forth, the terms of each Performance Award including, without limitation: (a) the amount of any cash bonus, (b) the number of Shares deemed subject to an award of Performance Shares, (c) the Performance Factors and Performance Period that will determine the time and extent to which each award of Performance Shares will be settled, (d) the consideration to be distributed on settlement, and (e) the effect of the Participant’s termination of Service on each Performance Award. In establishing Performance Factors and the Performance Period the Board will: (i) determine the nature, length, and starting date of any Performance Period; (ii) select from among the Performance Factors to be used; and (iii) determine the number of Shares deemed subject to the award of Performance Shares. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant. Prior to settlement the Board will determine the extent to which Performance Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria.

9.3. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Board).

10. PAYMENT FOR SHARE PURCHASES. Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Board and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a) by cancellation of indebtedness of the Company to the Participant;

(b) by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

(c) by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary;

(d) by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;

(e) by any combination of the foregoing; or

(f) by any other method of payment as is permitted by applicable law.

The Board may limit the availability of any method of payment, to the extent the Board determines, in its discretion, such limitation is necessary or advisable to comply with applicable law or facilitate the administration of the Plan.

11. GRANTS TO NON-EMPLOYEE DIRECTORS.

11.1. General. Non-Employee Directors are eligible to receive any type of Award offered under this Plan. Awards pursuant to this Section 11 may be automatically made pursuant to policy adopted by the Board or made from time to time as determined in the discretion of the Board. No Non-Employee Director may receive Awards under the Plan that, when combined with cash compensation received for service as a Non-Employee Director, exceed Five Hundred Thousand Dollars ($500,000) in value (as described below) in any calendar year, increased to One Million Dollars ($1,000,000) in value (as described below) in the calendar year of his or her initial service as a Non-Employee Director. The value of Awards for purposes of complying with this maximum will be determined as follows: (a) for Options, grant date fair value will be calculated using the Company’s regular valuation methodology for determining the grant date fair value of Options for reporting purposes, and (b) for all other Awards other than Options, grant date fair value will be determined by either (i) calculating the product of the Fair Market Value per Share on the date of grant and the aggregate number of Shares subject to the Award, or (ii) calculating the product using an average of the Fair Market Value over a number of trading days and the aggregate number of Shares subject to the Award as determined by the Board. Awards granted to an individual while he or she was serving in the capacity as an Employee or while he or she was a Consultant but not a Non-Employee Director will not count for purposes of the limitations set forth in this Section 11.1.

11.2. Eligibility. Awards pursuant to this Section 11 will be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 11.

11.3. Vesting, Exercisability and Settlement. Except as set forth in Section 20, Awards will vest, become exercisable, and be settled as determined by the Board. With respect to Options, the exercise price granted to Non-Employee Directors will not be less than the Fair Market Value of the Shares at the time that such Option is granted.

11.4. Election to Receive Awards in Lieu of Cash. A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, if permitted, and as determined, by the Board. Such Awards will be issued under the Plan. An election under this Section 11.4 will be filed with the Company on the form prescribed by the Company.

12. WITHHOLDING TAXES.

12.1. Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan or a tax event occurs, the Company may require the Participant to remit to the Company, or to the Parent, Subsidiary, or Affiliate, as applicable, employing the Participant an amount sufficient to satisfy applicable U.S. federal, state, local, and international income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax related items (the “Tax-Related Items”) legally due from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable withholding obligations for Tax-Related Items. Unless otherwise determined by the Board, the Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld and such Shares will be valued based on the value of the actual trade or, if there is none, the Fair Market Value of the Shares as of the previous trading day.

12.2. Stock Withholding. The Board, or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such Tax Related Items legally due from the Participant, in whole or in part by (without limitation) (a) paying cash, (b) having the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the Tax-Related Items to be withheld, (c) delivering to the Company already-owned shares having a Fair Market Value equal to the Tax-Related Items to be withheld, or (d) withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company. The Company may withhold or account for these Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to the maximum permissible statutory tax rate for the applicable tax jurisdiction, to the extent consistent with applicable laws.

13. TRANSFERABILITY. Unless determined otherwise by the Board, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Board makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Board deems appropriate. All Awards will be exercisable: (a) during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative; (b) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (c) in the case of all awards except ISOs, by a Permitted Transferee.

14. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

14.1. Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any Dividend Equivalent Rights permitted by an applicable Award Agreement. Any Dividend Equivalent Rights will be subject to the same vesting or performance conditions as the underlying Award. In addition, the Board may provide that any Dividend Equivalent Rights permitted by an applicable Award Agreement will be deemed to have been reinvested in additional Shares or otherwise reinvested. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to such stock dividends or stock distributions with respect to Unvested Shares, and any such dividends or stock distributions will be accrued and paid only at such time, if any, as such Unvested Shares become vested Shares. The Board, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant will be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Shares underlying an Award during the period beginning on the date the Award is granted and ending, with respect to each Share subject to the Award, on the earlier of the date on which the Award is exercised or settled or the date on which it is forfeited provided, that no Dividend Equivalent Right will be paid with respect to the Unvested Shares, and such dividends or stock distributions will be accrued and paid only at such time, if any, as such Unvested Shares become vested Shares. Such Dividend Equivalent Rights, if any, will be credited to the Participant in the form of additional whole Shares as of the date of payment of such cash dividends on Shares.

14.2. Restrictions on Shares. At the discretion of the Board, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s termination of Service at any time within ninety (90) days (or such longer or shorter time determined by the Board) after the later of the date Participant’s Service terminates and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.

15. CERTIFICATES. All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends, and other restrictions as the Board may deem necessary or advisable, including restrictions under any applicable U.S. federal, state, or foreign securities law, or any rules, regulations, and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted, and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

16. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Board may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Board, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Board may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note, provided, however, that the Board may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Board will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

17. REPRICING; EXCHANGE AND BUYOUT OF AWARDS. Without prior stockholder approval the Board may (a) reprice Options (and where such repricing is a reduction in the Exercise Price of outstanding Options, the consent of the affected Participants is not required provided written notice is provided to them, notwithstanding any adverse tax consequences to them arising from the repricing), and (b) with the consent of the respective Participants (unless not required pursuant to Section 5.7 of the Plan), pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.

18. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control and other laws, rules, and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable and/or (b) completion of any registration or other qualification of such Shares under any state, federal, or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification, or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange, or automated quotation system, and the Company will have no liability for any inability or failure to do so.

19. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the service of, or to continue any other relationship with, the Company or any Parent, Subsidiary, or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary, or Affiliate to terminate Participant’s service or other relationship at any time.

20. CORPORATE TRANSACTIONS.

20.1. Assumption or Replacement of Awards by Successor. In the event that the Company is subject to a Corporate Transaction, outstanding Awards acquired under the Plan shall be subject to the agreement evidencing the Corporate Transaction, which need not treat all outstanding Awards in an identical manner. Such agreement, without the Participant’s consent, shall provide for one or more of the following with respect to all outstanding Awards as of the effective date of such Corporate Transaction:

(a) The continuation of an outstanding Award by the Company (if the Company is the successor entity).

(b) The assumption of an outstanding Award by the successor or acquiring entity (if any) of such Corporate Transaction (or by its parents, if any), which assumption, will be binding on all selected Participants; provided that the exercise price and the number and nature of shares issuable upon exercise of any such option or stock appreciation right, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 409A of the Code, as applicable.

(c) The substitution by the successor or acquiring entity in such Corporate Transaction (or by its parents, if any) of equivalent awards with substantially the same terms for such outstanding Awards (except that the exercise price and the number and nature of shares issuable upon exercise of any such option or stock appreciation right, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 409A of the Code, as applicable).

(d) The settlement of the full value of such outstanding Award (whether or not then vested or exercisable) in cash, cash equivalents, or securities of the successor entity (or its parent, if any) with a Fair Market Value equal to the required amount, followed by the cancellation of such Awards; provided however, that such Award may be cancelled if such Award has no value, as determined by the Board, in its discretion. Subject to Section 409A of the Code, such payment may be made in installments and may be deferred until the date or dates the Award would have become exercisable or vested. Such payment may be subject to vesting based on the Participant’s continued service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which the Award would have become vested or exercisable. For purposes of this Section 20.1(d), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

The Board shall have full power and authority to assign the Company’s right to repurchase or re-acquire or forfeiture rights to such successor or acquiring corporation. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Board will notify the Participant in writing or electronically that such Participant’s Award will, if exercisable, be exercisable for a period of time determined by the Board in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction and treatment may vary from Award to Award and/or from Participant to Participant.

20.2. Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors will accelerate and such Awards will become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Board determines.

21. ADOPTION AND STOCKHOLDER APPROVAL. This Plan will be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board. Upon the Effective Date, the Board may grant Awards pursuant to this Plan; provided, however, that: (a) no Option may be exercised prior to initial stockholder approval of this Plan; (b) no Option granted pursuant to an increase in the number of Shares approved by the Board shall be exercised prior to the time such increase has been approved by the stockholders of the Company; (c) in the event that initial stockholder approval is not obtained within the time period provided herein, all Awards granted pursuant to this Plan shall be canceled, any Shares issued pursuant to any such Award shall be canceled, and any purchase of such Shares issued hereunder shall by rescinded; and (d) Awards granted pursuant to an increase in the number of Shares approved by the Board which increase is not approved by stockholders within the time required under applicable law shall be canceled, any Shares issued pursuant to any such Awards shall be canceled, and any purchase of Shares subject to any such Award shall be rescinded.

22. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. This Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws of the State of Delaware (excluding its conflict of laws rules).

23. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan, provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval, provided further that a Participant’s Award will be governed by the version of this Plan then in effect at the time such Award was granted. No termination or amendment of the Plan will affect any then-outstanding Award unless expressly provided by the Board. In any event, no termination or amendment of the Plan or any outstanding Award may adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is necessary to comply with applicable law, regulation, or rule.

24. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

25. INSIDER TRADING POLICY. Each Participant who receives an Award will comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by service providers of the Company, as well as with any applicable insider trading or market abuse laws to which the Participant may be subject.

26. ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY. All Awards, subject to applicable law, will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other service with the Company that is applicable to service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards.

27. DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

27.1. “Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls, or is under common control with, the Company, and (b) any entity in which the Company has a significant equity interest, in either case as determined by the Board, whether now or hereafter existing.

27.2. “Award” means any award under the Plan, including any Option, Performance Award, Cash Award, Restricted Stock, Stock Bonus, or Restricted Stock Unit.

27.3. “Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, and country-specific appendix thereto for grants to non-U.S. Participants, which will be in substantially a form (which need not be the same for each Participant) that the Board has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

27.4. “Board” means the Board of Directors of the Company.

27.5. “Cause” means (i) Participant’s willful failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy; (ii) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company. The determination as to whether a Participant’s Service is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time as provided in Section 19 above, and the term “Company” will be interpreted to include any Subsidiary or Parent, as appropriate. Notwithstanding the foregoing, the foregoing definition of “Cause” may, in part or in whole, be modified or replaced in any individual agreement or Award Agreement with any Participant, provided that such document supersedes the definition provided in this Section 27.5.

27.6. “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

27.7. “Common Stock” means the common stock of the Company.

27.8. “Company” means Achieve Life Sciences, Inc., a Delaware corporation, or any successor corporation.

27.9. “Consultant” means any natural person, including an advisor or independent contractor, engaged by the Company or a Parent, Subsidiary, or Affiliate to render services to such entity.

27.10. “Corporate Transaction” means the occurrence of any of the following events: (a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities, provided, however, that for purposes of this subclause (a) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction; (b) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (d) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of capital stock of the Company), or (e) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purpose of this subclause (e), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction. For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount will become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.

27.11. “Director” means a member of the Board.

27.12. “Disability” means in the case of any Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

27.13. “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Board or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash, stock, or other property dividends in amounts equal equivalent to cash, stock, or other property dividends for each Share represented by an Award held by such Participant.

27.14. “Effective Date” means the day that this Plan is adopted by the Board, subject to approval of the Plan by the Company’s stockholders.

27.15. “Employee”means any person, including officers and directors, providing services as an employee to the Company or any Parent, Subsidiary, or Affiliate. Neither service as a director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

27.16. “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

27.17. “Exchange Program” means a program pursuant to which (a) outstanding Awards are surrendered, cancelled, or exchanged for cash, the same type of Award, or a different Award (or combination thereof); or (b) the exercise price of an outstanding Award is increased or reduced.

27.18. “Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option.

27.19. “Fair Market Value” means, as of any date, the value of a Share, determined as follows:

(a) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Board deems reliable;

(b) if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Board deems reliable;

(c) by the Board in good faith.

27.20. “IRS” means the United States Internal Revenue Service.

27.21. “Non-Employee Director” means a Director who is not an Employee of the Company or any Parent, Subsidiary, or Affiliate.

27.22. “Option” means an award of an option to purchase Shares pursuant to Section 5.

27.23. “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

27.24. “Participant” means a person who holds an Award under this Plan.

27.25. “Performance Award” means an Award as defined in Section 9 and granted under the Plan, the payment of which is contingent upon achieving certain performance goals established by the Board.

27.26. “Performance Factors” means any of the factors selected by the Board and specified in an Award Agreement, from among the following measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Board with respect to applicable Awards have been satisfied:

(a) profit before tax;

(b) billings;

(c) revenue;

(d) net revenue;

(e) earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings, stock-based compensation expenses, depreciation, and amortization);

(f) operating income;

(g) operating margin;

(h) operating profit;

(i) controllable operating profit or net operating profit;

(j) net profit;

(k) gross margin;

(l) operating expenses or operating expenses as a percentage of revenue;

(m) net income;

(n) earnings per share;

(o) total stockholder return;

(p) market share;

(q) return on assets or net assets;

(r) the Company’s stock price;

(s) growth in stockholder value relative to a pre-determined index;

(t) return on equity;

(u) return on invested capital;

(v) cash flow (including free cash flow or operating cash flows);

(w) cash conversion cycle;

(x) economic value added;

(y) individual confidential business objectives;

(z) contract awards or backlog;

(aa) overhead or other expense reduction;

(bb) credit rating;

(cc) strategic plan development and implementation;

(dd) succession plan development and implementation;

(ee) improvement in workforce diversity;

(ff) customer indicators and/or satisfaction;

(gg) new product invention or innovation;

(hh) attainment of research and development milestones;

(ii) improvements in productivity;

(jj) bookings;

(kk) attainment of objective operating goals and employee metrics;

(ll) sales;

(mm) expenses;

(nn) balance of cash, cash equivalents, and marketable securities;

(oo) completion of an identified special project;

(pp) completion of a joint venture or other corporate transaction;

(qq) employee satisfaction and/or retention;

(rr) research and development expenses;

(ss) working capital targets and changes in working capital; and

(tt) any other metric that is capable of measurement as determined by the Board.

The Board may provide for one or more equitable adjustments to the Performance Factors to preserve the Board’s original intent regarding the Performance Factors at the time of the initial award grant, such as but not limited to, adjustments in recognition of unusual or non-recurring items such as acquisition related activities or changes in applicable accounting rules. It is within the sole discretion of the Board to make or not make any such equitable adjustments.

27.27. “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Board may select, over which the attainment of one or more Performance Factors will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award.

27.28. “Performance Share” means an Award as defined in Section 9 and granted under the Plan, the payment of which is contingent upon achieving certain performance goals established by the Board.

27.29. “Performance Unit” means an Award as defined in Section 9 and granted under the Plan, the payment of which is contingent upon achieving certain performance goals established by the Board.

27.30. “Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Participant, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons (or the Participant) have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.

27.31. “Plan” means this Achieve Life Sciences, Inc. 2023 Non-Employee Equity Incentive Plan.

27.32. “Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

27.33. “Restricted Stock Award” means an Award as defined in Section 6 and granted under the Plan, or issued pursuant to the early exercise of an Option.

27.34. “Restricted Stock Unit” means an Award as defined in Section 7 and granted under the Plan.

27.35. “SEC” means the United States Securities and Exchange Commission.

27.36. “Securities Act” means the United States Securities Act of 1933, as amended.

27.37. “Service” will mean service as an Employee, Consultant, Director, or Non-Employee Director, to the Company or a Parent, Subsidiary, or Affiliate, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. An Employee will not be deemed to have ceased to provide Service in the case of any leave of absence approved by the Company. In the case of any Employee on an approved leave of absence or a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Board may make such provisions respecting suspension of or modification to vesting of the Award while on leave from the employ of the Company or a Parent, Subsidiary or Affiliate or during such change in working hours as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military or other protected leave, if required by applicable laws, vesting will continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant’s returning from military leave, he or she will be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide Service to the Company throughout the leave on the same terms as he or she was providing Service immediately prior to such leave. An employee shall have terminated employment as of the date he or she ceases to provide Service (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment shall not be extended by any notice period or garden leave mandated by local law, provided, however, that a change in status between an Employee, Consultant, Director or Non-Employee Director shall not terminate the Participant’s Service, unless determined by the Board, in its discretion or to the extent set forth in the applicable Award Agreement. The Board will have sole discretion to determine whether a Participant has ceased to provide Service and the effective date on which the Participant ceased to provide Service. An employee will have terminated employment as of the date he or she ceases to provide Service (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment will not be extended by any notice period or garden leave mandated by local law, provided, however, that a change in status from an Employee to a Consultant or Non-Employee Director (or vice versa) will not terminate the Participant’s Service, unless determined by the Board, in its discretion. The Board will have sole discretion to determine whether a Participant has ceased to provide Service and the effective date on which the Participant ceased to provide Service.

27.38. “Shares” means shares of the Common Stock and the common stock of any successor entity of the Company.

27.39. “Stock Bonus” means an Award defined in Section 8 and granted under the Plan.

27.40. “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

27.41. “Treasury Regulations” means regulations promulgated by the United States Treasury Department.

27.42. “Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

ACHIEVE LIFE SCIENCES, INC. 22722 29TH DRIVE SE, SUITE 100 BOTHELL, WA 98021 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 3, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ACHV2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 3, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR each of the following: For All Withhold For All All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1.Election of Directors Nominees 01) Stuart Duty 02) Bridget Martell 03) Thomas B. King 04) Thomas Sellig 05) Richard Stewart 06) Nancy R. Phelan 07) Kristen Slaoui ACHIEVE LIFE SCIENCES, INC. 22722 29TH DRIVE SE, SUITE 100 BOTHELL, WA 98021 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 3, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ACHV2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 3, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. 3. To approve an amendment to our 2023 Non-Employee Director Equity Incentive Plan to increase the number of shares available for issuance thereunder. NOTE: In their discretion, the proxies may transact such other business as properly comes before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000675438_1R1.0.0.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 4, 2025: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com ACHIEVE LIFE SCIENCES, INC. Annual Meeting of Stockholders June 4, 2025 This proxy is solicited by the Board of Directors The undersigned hereby nominates and appoints Richard Stewart and Mark Oki, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of ACHIEVE LIFE SCIENCES, INC. which the undersigned is entitled to represent and vote at the Annual Meeting of Stockholders to be held via webcast at www.virtualshareholdermeeting.com/ACHV2025, on June 4, 2025 at 9:00 a.m. local time, and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting on the matters listed on the reverse side. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. (Continued and to be signed on reverse side) 0000675438_1R1.0.0.2